UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

H&E EQUIPMENT SERVICES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2016

Dear Stockholder:

I am pleased to invite you to our Annual Meeting of Stockholders of H&E Equipment Services, Inc., to be held at the Grand Hyatt DFW Hotel, 2337 South International Parkway, DFW Airport, Texas 75261 on Friday, May 13, 2016, at 7:30 a.m. Central Daylight Time. At the meeting you will be asked to vote for the election of our directors, to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2016 and to consider and vote upon a proposal to approve our 2016 Stock-Based Incentive Compensation Plan. Additionally, you will be asked to approve, by a non-binding advisory vote, Named Executive Officer compensation as disclosed in our Proxy Statement.

Pursuant to the U.S. Securities and Exchange Commission rules that authorize companies to furnish their proxy materials over the Internet, on or about April 1, 2016, we are mailing a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of March 17, 2016. The notice contains instructions on how to access our Proxy Statement and Annual Report and how to vote on the Internet. As of the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

The Notice of Internet Availability of Proxy Materials contains information on how you may request copies of the proxy materials be sent to you by mail or email. The proxy materials accessible on the Internet or sent to you will include a Proxy Card that will provide you with instructions to cast your vote on the Internet and a telephone number you may call to cast your vote. You may also complete, sign and return the Proxy Card by mail.

You are cordially invited to attend the Annual Meeting of Stockholders in person. Even if you choose to attend in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting. Your vote is extremely important, and we appreciate you taking the time to vote promptly.

Very truly yours, H&E EQUIPMENT SERVICES, INC.

John M. Engquist Chief Executive Officer H&E Equipment Services, Inc. 7500 Pecue Lane Baton Rouge, LA 70809

Notice of Annual Meeting of Stockholders

To Our Stockholders:

You are invited to attend the H&E Equipment Services, Inc. 2016 Annual Meeting of Stockholders.

Date:	May 13, 2016
Time:	7:30 a.m. Central Daylight Time
Place:	Grand Hyatt DFW Hotel
The Africa Room
2337 South International Parkway
DFW Airport, Texas 75261

Only stockholders who owned stock of record at the close of business on March 17, 2016 can vote at this meeting or any adjournments or postponements thereof that may take place.

At the Annual Meeting we will consider and act upon the following matters:

(1) the election of eight directors, each for a term of one year or until their respective successors have been elected and qualified;

(2) the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2016;

(3) the approval of the H&E Equipment Services, Inc. 2016 Stock-Based Incentive Compensation Plan;

(4) an advisory vote on Named Executive Officer compensation as disclosed in the Proxy Statement; and

(5) such other business as may properly come before the meeting.

We consider your vote important and encourage you to vote as soon as possible.

By Order of the Board of Directors,

Leslie S. Magee Chief Financial Officer and Secretary

April 1, 2016

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

H&E EQUIPMENT SERVICES, INC.

TO BE HELD MAY 13, 2016

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) of H&E Equipment Services, Inc., or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors has designated the Grand Hyatt DFW Hotel, 2337 South International Parkway, DFW Airport, Texas as the place of the Annual Meeting. The Annual Meeting will be called to order at 7:30 a.m., Central Daylight Time, on Friday, May 13, 2016. Only stockholders of record as of the close of business on March 17, 2016, the Record Date, are entitled to vote. The Board of Directors solicits this proxy and encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting. Unless the context otherwise indicates, reference to “we,” “us,” “our” or the “Company” in this Proxy Statement means H&E Equipment Services, Inc.

Under rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner of our common stock, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our stockholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. You will not receive a printed copy of the proxy materials unless you request to receive a paper copy or an email copy of these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via telephone or the Internet. This proxy procedure enables all holders of common stock, many of whom are unable to attend the Annual Meeting, to vote. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

We are mailing the Notice of Internet Availability of Proxy Materials on or about April 1, 2016 to each stockholder at the holder’s address of record. SEC rules permit us to deliver only one copy of the Notice of Internet Availability of Proxy Materials or a single set of proxy materials to multiple stockholders sharing the same address. Upon written or oral request, we will deliver separate Notices and/or copies of our 2015 Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of the Notice was delivered. Stockholders may notify our Company of their requests by calling or writing our Investor Relations Department, H&E Equipment Services, Inc., 7500 Pecue Lane, Baton Rouge, Louisiana 70809; (225) 298-5200.

VOTING PROCEDURES

Your vote is very important.    Your shares can only be voted at the Annual Meeting if you are present in person or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to ensure that your shares will be represented. Stockholders can choose among the following methods to vote:

Via the Internet — Stockholders can vote by voting their shares via the Internet as instructed on the website identified in the Notice of Internet Availability of Proxy Materials. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting for stockholders of record is available 24 hours a day and will close at 7:00 p.m., Eastern Daylight Time, on May 12, 2016. The Notice instructs you how to access and review all important information in the Proxy Statement and Annual Report. You will then be able to request that copies of proxy materials be emailed to you or you will be directed to select a link where you will be able to vote on the proposals presented here.

By Telephone — The Notice of Internet Availability of Proxy Materials includes a toll-free number you can call to request printed copies of proxy materials. Telephone voting for stockholders of record is available 24 hours a day and will close at 7:00 p.m., Eastern Daylight Time, on May 12, 2016. The printed proxy materials include a different toll-free number that you can call for voting.

By Mail — Stockholders who receive a paper Proxy Card may elect to vote by mail by completing, signing and dating their Proxy Card and mailing it in the pre-addressed envelope that accompanies the delivery of a paper Proxy Card. Proxy Cards submitted by mail must be received prior to the Annual Meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by requesting a paper Proxy Card according to the instructions contained in the Notice of Internet Availability of Proxy Materials, and then completing, signing and dating the Proxy Card provided by the brokers or other agents and mailing it in the pre-addressed envelope provided.

At the Annual Meeting — Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and you bring such proxy to the Annual Meeting.

If you vote via the Internet, by telephone or by mailing a Proxy Card, we will vote your shares as you direct. For the election of directors (Item 1), you can specify whether your shares should be voted for all, some or none of the nominees for director listed. For the ratification of our Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm (Item 2), you may vote “for” or “against” the ratification, or you may abstain from voting on the ratification. With respect to the approval of the Company’s 2016 Stock-Based Incentive Compensation Plan (Item 3), you may vote “for” or “against” the proposal, or you may abstain from voting on the proposal. For the proposal regarding an advisory vote on Named Executive Officer compensation (Item 4), you may vote “for” or “against” the proposal, or you may abstain from voting.

You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to the corporate Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above. Unless properly revoked, properly executed and delivered proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided and if no directions are provided on such properly executed and delivered proxy, those shares will be voted by one of the individuals named on your proxy card as recommended by the Board of

Directors, as stated in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials, specifically (1) in favor of our nominees for directors; (2) in favor of the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2016; (3) in favor of the approval of the Company’s 2016 Stock-Based Incentive Compensation Plan and (4) in favor of Named Executive Officer compensation as disclosed in this Proxy Statement. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of not more than three people, to whom you wish to give your proxy.

Who can vote?    Only stockholders of record as of the close of business on March 17, 2016, the (“Record Date”), are entitled to vote. On that day, approximately 35,465,441 shares of common stock were outstanding and eligible to vote, and there were 140 record holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of H&E Equipment Services, Inc., 7500 Pecue Lane, Baton Rouge, Louisiana 70809 beginning May 2, 2016. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting by contacting the Secretary of the Company.

How does the Board recommend I vote?    The Board recommends the following votes:

•	FOR each of the Board’s nominees for election (Item 1);

•	FOR the ratification of the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 (Item 2);

•	FOR the approval of the Company’s 2016 Stock-Based Incentive Compensation Plan (Item 3); and

•	FOR approval of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement (Item 4).

How are votes counted?    The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Annual Meeting in person or by proxy. If you are a stockholder whose shares are not registered in your name and you do not vote, then your bank, broker or other holder of record may still represent your shares at the Annual Meeting for purposes of obtaining a quorum.

In the absence of your voting instructions, your bank, broker or other holder of record may not be able to vote your shares in its discretion depending on the proposal before the Annual Meeting. As a result of rules applicable to director elections after January 1, 2010, your broker may no longer vote your shares in its discretion in the election of directors; therefore, you must vote your shares if you want them to be counted in the election of directors. In addition, your broker is also not permitted to vote your shares in its discretion regarding matters related to executive compensation, including the advisory vote on executive compensation, and such broker non-votes will not be counted as shares present and entitled to be voted with respect to these proposals. However, your broker may vote your shares in its discretion on routine matters such as the ratification of the Company’s independent registered public accounting firm.

Because each director nominee is elected by the affirmative vote of the holders of a plurality of the shares of common stock voted, abstentions will have no effect on the election of director nominees (Item 1). The ratification of the appointment of BDO USA, LLP (Item 2), the approval of the 2016 Stock-Based Incentive Compensation Plan (Item 3) and the approval of the advisory vote on the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement (Item 4) all require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether Item 2, Item 3 and Item 4 have been approved, for those proposals abstentions have the same effect as negative votes. Because your vote on Item 4 is advisory, such votes will not be binding on the Board or the Company. However, the Board will review the voting results and as further described herein, may take them into consideration when making future decisions regarding executive compensation.

Who will count the vote?    The votes will be tabulated by the Company’s Director of SEC Reporting & Compliance, W. Scott Bozzell, the inspector of elections appointed by the Board of Directors for the Annual Meeting.

Where can I find the results of the Annual Meeting?    We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days of the Annual Meeting.

Who is soliciting this proxy?    Solicitation of proxies is made on behalf of the Board of Directors of the Company. The cost of soliciting proxies, including preparing, assembling and mailing the Notice of Internet Availability of Proxy Materials, Proxy Statement, form of proxy and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by us, except for some costs associated with individual stockholders’ use of the Internet or telephone. In addition to solicitation by e-proxy and/or by mail, directors, officers, regular employees and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners.

What if I can’t attend the Annual Meeting?    If you are unable to attend the Annual Meeting in person and you intend to vote, you may vote your shares by proxy, via the Internet, by telephone or by mail by the applicable deadline.

Why am I being asked to approve the 2016 Stock-Based Incentive Compensation Plan?

NASDAQ listing rules require stockholder approval prior to the issuance of securities to our officers, directors, employees and consultants pursuant to a newly established or materially amended stock option plan or other equity compensation arrangement. Our 2006 Stock-Based Incentive Compensation Plan will expire pursuant to its terms in June 2016. We are seeking approval of the 2016 Stock-Based Incentive Compensation Plan to enable us to continue to grant stock-based incentive compensation to eligible officers, directors, employees and consultants in the future.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be Held on May 13, 2016.

The Proxy Statement and the 2015 Annual Report are both available free of charge at www.he-equipment.com. We will provide without charge to each person to whom this Proxy Statement has been delivered (whether by mail or through the Internet), on the request of any such person, up to two additional copies per request of the 2015 Annual Report, including the consolidated financial statements and financial statement schedule. Requests should be directed to our investor relations department as described below:

H&E Equipment Services, Inc.

7500 Pecue Lane

Baton Rouge, Louisiana 70809

Attention: Investor Relations

Telephone: (225) 298-5200

We make available free of charge through our Internet website (www.he-equipment.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as well as reports on Forms 3, 4 and 5 filed pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

CORPORATE GOVERNANCE

In accordance with the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although the Company’s non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through reports and materials provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

Board Leadership Structure.    Gary W. Bagley serves as the Chairman of the Board and in such capacity presides over meetings of the Board. Our Chief Executive Officer (“CEO”) is John M. Engquist, and he manages the business and affairs of the Company under the direction of the Board. We currently separate the positions of CEO and Chairman of the Board. The Corporate Governance and Nominating Committee has reviewed this leadership structure and has determined that it is the most appropriate structure for the Company because it enables the CEO to focus on running the Company’s business while the Board Chairman focuses on the Board. Mr. Engquist provides very hands-on leadership running the business on a day-to-day basis, and the Corporate Governance and Nominating Committee believes that currently it is most effective to keep the principal executive officer and Board chair positions separate.

The Board’s Role in Risk Oversight.    The Board as a whole has responsibility for the general oversight of risk, and the Board’s committees address and report to the Board on any individual risk areas within their purview. Risk and risk management is a recurring agenda item at regular Board and Board Committee meetings, and the Board also discusses any specific risk topics as applicable. The Company’s senior management makes presentations to the full Board as to the areas of principal risk, as well as on the processes that the Company has in place to identify, assess and report such risks.

The Board committees report to the Board on their consideration of any risks within their respective areas of focus. The Audit Committee primarily oversees risks relating to or arising from financial and disclosure controls and procedures, and accounting and other financial matters. The Company’s Chief Financial Officer reports to the Audit Committee on such risks and related risk management, and the Company’s internal auditors, compliance manager, and independent auditors each regularly provide reports at Audit Committee meetings. The Compensation Committee has considered whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on its business or operations. The Corporate Governance and Nominating Committee and the Finance Committee review any risks that come within their respective areas of responsibility (e.g., governance in the case of the Corporate Governance and Nominating Committee, and in the case of the Finance Committee, any extraordinary corporate transactions that such committee may consider).

Independence.    The Board has determined that seven of the Company’s eight directors are “independent” as defined in the applicable listing standards of the Nasdaq Stock Market LLC, including that each such director is free of any relationship that the Board believes would interfere with his individual exercise of independent judgment. The following directors were determined to be independent: Paul N. Arnold, Gary W. Bagley, Bruce C. Bruckmann, Patrick L. Edsell, Thomas J. Galligan III, Lawrence C. Karlson and John T. Sawyer.

In making its determinations regarding director independence, the Board considered, among other things:

•	any material relationships with the Company, its subsidiaries or its management, aside from such director’s service as a director;

•	transactions between the Company, on the one hand, and the directors and their respective affiliates, on the other hand;

•

transactions outside the ordinary course of business between the Company and companies at which some of its directors are or have been executive officers or significant stakeholders, and the amount of any such transactions with these companies; and

•	relationships among the directors with respect to common involvement with for-profit and non-profit organizations.

Conflicts of Interest and Corporate Governance Matters.    Under our Code of Conduct and Ethics for Employees, Officers and Directors of H&E Equipment Services, Inc. (“Code of Conduct”), no employee or officer may serve as a director of any outside business concern, other than on behalf of the Company, without the written approval of the President or the Chief Financial Officer of the Company. The Charter of the Corporate Governance and Nominating Committee empowers the Corporate Governance and Nominating Committee to at least once a year review the independence of the members of the Board of Directors and consider questions of conflicts of interest. The Corporate Governance and Nominating Committee will identify, analyze, and, if possible, resolve any actual and potential conflicts of interest a Board member has or may have. In connection with an actual or potential conflict of interest, the Corporate Governance and Nominating Committee may issue to such member instructions concerning the manner in which he should conduct himself, as applicable. There are no pre-determined limitations on the number of other boards of directors on which the directors of the Company may serve; however, the Board expects individual directors to use judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors; however as long as the Board is not classified, the Corporate Governance and Nominating Committee will review each director’s continuation on the Board annually.

Code of Conduct.    The Company is committed to ethical business practices. We have a corporate Code of Conduct that applies to all of the Company’s employees and directors and includes the code of ethics for the Company’s principal executive officer, principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002, as amended. The Company’s corporate Code of Conduct can be found on the Company’s Internet website at www.he-equipment.com under the heading “Code of Conduct and Ethics.” Please note that none of the information on the Company’s website is incorporated by reference in this Proxy Statement.

Communications with the Board of Directors.    If you would like to communicate with the Company’s directors, please send a letter to the following address: H&E Equipment Services, Inc., Attention: Board of Directors c/o corporate Secretary, 7500 Pecue Lane, Baton Rouge, Louisiana 70809. The Company’s corporate Secretary will review each such communication and forward a copy to the Board of Directors.

Meetings of the Board of Directors and Stockholders.    It is the policy of the Board to meet at least quarterly. The Board of Directors held six meetings in 2015. In 2015, the Board also held regular executive sessions where non-management directors met without management participation.

Each incumbent director attended at least 75% of the meetings of the Board and the committees on which he served in 2015. Directors are encouraged to attend the Annual Meeting of Stockholders. All current directors attended the 2015 Annual Meeting of Stockholders, except for Mr. Bagley and Mr. Galligan, who were unable to attend due to personal health matters.

Committees of the Board of Directors.    The Board of Directors currently has four standing committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee. Charters for the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee can be found on the Company’s website at www.he-equipment.com under the heading “Our Company/Investor Relations/Corporate Governance/Governance Documents.”

Audit Committee — The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s Internet website. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to (i) the integrity of the Company’s financial statements and financial reporting processes; (ii) the Company’s systems of internal accounting and financial controls, including internal controls over financial reporting; (iii) performance of the Company’s internal auditors and independent registered public accounting firm; (iv) the independent registered public accounting firm’s qualifications and independence; (v) the annual independent audit of the Company’s consolidated financial statements; and (vi) the Company’s compliance with ethics policies, legal policies and regulatory requirements, as applicable. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication among the Audit Committee, the independent registered public accounting firm, the internal auditors and Company management. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain at the expense of the Company independent outside counsel or other experts or advisers as it deems necessary to carry out its duties. A detailed list of the Audit Committee’s functions is included in its charter, a copy of which can be found on the Company’s Internet website. The Company maintains a policy that the Audit Committee review transactions in which the Company and its directors, executive officers or their immediate family members are participants to determine whether a related person has a direct or indirect material interest. The Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any such related party transaction. This policy has been communicated orally by the Board. See the “Certain Relationships and Related Transactions — Related Party Transactions” section of this Proxy Statement.

The current members of the Audit Committee are Messrs. Edsell, Galligan, Karlson and Sawyer and Mr. Sawyer is the Chair of this committee. The Board has determined in its business judgment that each member of the Audit Committee is financially literate and that Messrs. Edsell, Galligan, Karlson and Sawyer are “independent” as defined in the applicable NASDAQ listing standards and the applicable rules under the Exchange Act. In addition, the Board has determined that Messrs. Edsell and Galligan are “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee held seven meetings in 2015.

Compensation Committee — The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s Internet website. The Compensation Committee discharges the Board’s responsibilities relating to the compensation of the Company’s Chief Executive Officer, the Company’s other executive officers and its directors. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity-based compensation plans and policies, including the Company’s Amended & Restated 2006 Stock-Based Incentive Compensation Plan and, if approved, the Company’s 2016 Stock-Based Incentive Compensation Plan.

On an annual basis, the Compensation Committee reviews and sets the compensation of the Chief Executive Officer taking into account a variety of factors, as more fully described in the “Compensation Discussion & Analysis” section of this Proxy Statement. The Compensation Committee also sets compensation for certain other executive officers after considering recommendations provided by the Chief Executive Officer and/or the Chief Operating Officer and a variety of other factors, as more fully described in the “Compensation Discussion & Analysis” section of this Proxy Statement.

On an as-needed basis, the Compensation Committee may retain independent compensation consultants to assist the Compensation Committee in evaluating and structuring our executive compensation programs and making compensation decisions.

The Compensation Committee is authorized to delegate any of its responsibilities to subcommittees, as the Compensation Committee deems appropriate. To date, the Compensation Committee has not exercised this right.

For additional description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer and director compensation, see the “Compensation Discussion & Analysis” section of this Proxy Statement.

The current members of the Compensation Committee are Messrs. Arnold, Edsell, Galligan and Karlson and Mr. Arnold is the Chair of this committee. The Board has determined in its business judgment that Messrs. Arnold, Edsell, Galligan and Karlson are “independent” as defined in the applicable NASDAQ listing standards. The members of the Compensation Committee are also non-employee directors under SEC Rule 16b-3 and outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met nine times in 2015. For additional information on the Compensation Committee, see the “Compensation Discussion and Analysis” beginning on page 32.

Corporate Governance and Nominating Committee — The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s Internet website at www.he-equipment.com. The primary functions of the Corporate Governance and Nominating Committee are (i) to assist the Board by identifying individuals qualified to become Board members and members of Board committees, to recommend to the Board the director nominees for the next annual meeting of stockholders, and to recommend to the Board nominees for each committee of the Board; (ii) to lead the Board in its annual review of the Board’s, its committees’ and management’s performance; and (iii) to review, as appropriate, the Company’s corporate governance structure and recommend any proposed changes to the Board. The Corporate Governance and Nominating Committee identifies individuals, including those properly submitted and recommended by stockholders, believed to be qualified as candidates for Board membership. The Corporate Governance and Nominating Committee has the authority to retain search firms to assist it in identifying candidates to serve as directors. In addition to any other qualifications the Corporate Governance and Nominating Committee may in its discretion deem appropriate, all director candidates should possess high personal and professional ethics, integrity and values, and should have sufficient time available to devote to service on the Board and Board committees. A majority of the Board must be comprised of independent directors. Neither the Corporate Governance and Nominating Committee nor the Board has a policy regarding consideration of diversity in selecting director candidates. In identifying and recommending director candidates, the Corporate Governance and Nominating Committee considers each individual’s specific experience and qualifications to determine that individual’s desirability and suitability for service on the Company’s Board, and also considers the qualifications and composition of the Board as a whole.

The Corporate Governance and Nominating Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources. Stockholder suggestions for nominees for director should be submitted to the Company’s corporate Secretary no later than the date by which stockholder proposals for action must be submitted (see “Submission of Stockholder Proposals and Director Nominations” below) and should include the following information: (a) the recommending stockholder’s name, address, telephone number and the number of shares of the Company’s common stock held by such individual or entity and (b) the recommended candidate’s biographical data, statement of qualification and written consent to nomination and to serving as a director, if elected.

The current members of the Corporate Governance and Nominating Committee are Messrs. Bruckmann, Karlson and Sawyer and Mr. Karlson is the Chair of this committee. The Board has determined in its business judgment that Messrs. Bruckmann, Karlson and Sawyer are “independent”, as defined in the applicable NASDAQ listing standards. The Corporate Governance and Nominating Committee held three meetings during 2015.

Finance Committee — The Finance Committee was established by the Board of Directors and operates under a written charter. The Finance Committee oversees and reviews any significant financial affairs and policies of the Company and oversees and monitors all material potential business and financial transactions, as well as any other duties assigned to it by the Board of Directors. The current members of the Finance Committee are Messrs. Bagley, Bruckmann, and Engquist and Mr. Bruckmann is the Chair of this committee. The Finance Committee met nine times in 2015.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Under the rules of the SEC, stockholders wishing to have a proposal included in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held in 2017 must submit the proposal so that the corporate Secretary of the Company receives it no later than December 2, 2016. The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Under the Company’s Amended and Restated Bylaws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting of stockholders. A stockholder wishing to make a nomination for election to the Board of Directors or to have a proposal presented at an annual meeting of stockholders must submit written notice of such nomination or proposal so that the corporate Secretary of the Company receives it not less than that date which is 120 days prior to the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the Company did not hold an annual meeting of stockholders the preceding year or if the date of the annual meeting of stockholders is changed by more than 30 days from the date of the preceding year’s annual meeting of stockholders, notice by the stockholder must be delivered within a reasonable time before the Company prints and mails its proxy materials (or makes them available on the Internet) in connection with the annual meeting of stockholders. The Company’s Amended and Restated Bylaws also set forth certain informational requirements for stockholders’ nominations of directors and proposals.

ITEM 1 — ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Company’s business shall be managed by a Board of Directors ranging from five to nine members. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors. Directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until a successor is duly elected and qualified or until his or her death, resignation or removal.

The Company’s Board of Directors is currently comprised of eight members. The Corporate Governance and Nominating Committee identifies and recommends director candidates to serve on the Board. Director candidates are then nominated for election by the Board of Directors. Stockholders are also entitled to nominate director candidates for election in accordance with the procedures set forth in the Company’s Amended and Restated Bylaws (see “Corporate Governance — Committees of the Board of Directors — Corporate Governance and Nominating Committee” and “Submission of Stockholder Proposals and Director Nominations” above).

In identifying and recommending director candidates to serve on the Board, the Corporate Governance and Nominating Committee considers the qualifications and composition of the Board as a whole, taking into account the totality of experience, skills and other qualifications or attributes that the individual nominees collectively bring to the Board. The Committee also considers each individual’s experience, skills and other qualifications and attributes to determine that individual’s suitability and desirability for service on the Company’s Board. All director candidates should possess high personal and professional ethics, integrity and values, and should have sufficient time available to devote to service on the Board and Board committees. In addition, a majority of the Board must be comprised of independent directors. The experience, skills and attributes which the Corporate Governance and Nominating Committee considers include, but are not limited to, the individual’s: (i) experience serving on the board of directors of a publicly traded company, (ii) independence; (iii) financial and/or audit committee experience; (iv) compensation committee experience; (v) experience with corporate transactions, such as capital-raising and other corporate finance transactions and acquisitions; (vi) experience in the Company’s industry; and (vii) demonstration of overall responsibility for a company’s performance, such as managing or operating a company.

At the Annual Meeting, eight directors are to be elected. All eight nominees have been recommended for election by the Corporate Governance and Nominating Committee. All nominees have consented to being named as nominees for directors of the Company and have agreed to serve if elected. If some or all of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any remaining nominee(s) and any substitute nominee(s) designated by the Board of Directors. In no event, however, will the shares represented by proxy be voted for more than eight nominees. Director elections are determined by a plurality of the votes cast; however, in accordance with the Company’s director resignation policy, a director who received more “withheld” votes than “for” votes in any uncontested election of directors is required to submit his or her resignation to the Board, and the Board, in consultation with the Corporate Governance and Nominating Committee, may accept the resignation or other alternative action as they deem appropriate. If the resignation is rejected, the Board will disclose the reasons for doing so in a report filed with the SEC within 90 days of the certification of the election results.

Set forth below is information regarding each nominee for director, including the specific experience, qualifications, skills or attributes that led to the conclusion that such nominee should serve as a director of the Company.

Nominees for Directors

Gary W. Bagley has served as Chairman and Director of the Company since the formation of the Company in September 2005. He had served as Chairman and Director of H&E Equipment Services LLC (“H&E LLC”), the predecessor to the Company, from its formation in 2002 until its merger with and into the Company in February 2006. Mr. Bagley served as President of ICM Equipment Company L.L.C. (“ICM”) since 1996 and Chief Executive Officer from 1998 until ICM merged with and into H&E LLC in June 2002, when he became executive Chairman of H&E LLC. He retired as an executive of H&E LLC in 2004. Prior to 1996, he held various positions at ICM, including Salesman, Sales Manager and General Manager. Mr. Bagley also served as Vice President of Wheeler Machinery Co. Since our acquisition of Eagle High Reach Equipment, LLC and Eagle High Reach Equipment, Inc. in February 2006, Mr. Bagley has served as a manager and director, respectively, of Eagle High Reach Equipment, LLC (now H&E Equipment Services (California), LLC) and Eagle High Reach Equipment, Inc. (now H&E California Holding, Inc.). Previously, Mr. Bagley served as interim Chief Executive Officer and as a director of Eagle High Reach Equipment, Inc. from February 2004 to February 2006 and as Chief Executive Officer and as a director of Eagle High Reach Equipment, LLC from December 2004 to February 2006. Mr. Bagley has served in the past on a number of dealer advisory boards and industry association boards.

Mr. Bagley has extensive experience both with the Company and in the construction equipment industry. He also had overall responsibility as chief executive officer of the equipment company which merged with and into our Company’s predecessor in 2002. He currently serves as a member of the Company’s Finance Committee. Mr. Bagley is an independent director.

John M. Engquist has served as Chief Executive Officer and Director of the Company since its formation in September 2005. Mr. Engquist previously served as President of the Company since its formation in September 2005 until November 2, 2012. He had served as President, Chief Executive Officer and Director of H&E LLC from its formation in June 2002 until its merger with and into the Company in February 2006. He served as President and Chief Executive Officer of Head & Engquist Equipment, LLC (“Head and Engquist”) from 1990 and director of Gulf Wide Industries, LLC (“Gulf Wide”) from 1995, both predecessor companies of H&E LLC.

From 1975 to 1990, he held various operational positions at Head & Engquist, starting as a mechanic’s helper. Mr. Engquist serves as a director on the boards of a number of private companies. He also serves on the Leadership Council of St. Jude Children’s Research Hospital in Memphis, Tennessee and serves as a board member of Dream Day Foundation. Mr. Engquist also serves on the Board of Directors of Our Lady of Lake Regional Medical Center, based in Baton Rouge, Louisiana. Mr. Engquist owns 75% of the membership interest in Old Towne Development Group, L.L.C. and serves as the Chairman of the Board of Managers. Mr. Engquist is a former board member of Baton Rouge Business Bank and Cajun Constructors, Inc.

Mr. Engquist’s day-to-day leadership of the Company as its Chief Executive Officer, as well as his long history with the Company and its predecessors dating back to 1975, provides him with unparalleled experience with the Company’s operations, industry and corporate transactions. He currently serves as a member of the Company’s Finance Committee.

Paul N. Arnold has been a Director of the Company since November 2006. Mr. Arnold served as a director of Town Sports International Holdings, Inc. from April 1997 through March 2015 and served as the non-executive Chairman of the Board of Directors from May 2006 until February 2009. Mr. Arnold served as Chief Executive Officer of CORT Business Services, Inc., acquired by Berkshire Hathaway in 2000, from 1992 until June 2012. From 1992 to 2000, Mr. Arnold also served as President and as a director of CORT Business Services. Prior to 1992, Mr. Arnold held various positions over a twenty-four year period within CORT Furniture Rental, a division of Mohasco Industries, Inc.

Mr. Arnold has experience leading a company with branch operations and also has extensive experience in the rental business and with corporate transactions. As a director of other public companies, Mr. Arnold has experience with corporate governance, compensation and audit committee matters. He currently serves as Chairman of the Company’s Compensation Committee. Mr. Arnold is an independent director.

Bruce C. Bruckmann has been a Director of the Company since its formation in September 2005. He had served as a Director of H&E LLC from its formation in June 2002 until its merger with and into the Company in February 2006. Mr. Bruckmann had served as a director of both of the Company’s predecessor companies, Head & Engquist and ICM. Mr. Bruckmann is a founder and has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. since its formation in 1995. He served as an officer of Citicorp Venture Capital Ltd. from 1983 through 1994. Prior to joining Citicorp Venture Capital, Mr. Bruckmann was an associate at the New York law firm of Patterson, Belknap, Webb & Tyler. Mr. Bruckmann served as a director of MWI Veterinary Supply, Inc. from 2002 to February 2015 and as a director of TownSports International, Inc. from 1996 to April 2015. Mr. Bruckmann has served as a director of Mohawk Industries, Inc. since 1992 and a director of Heritage-Crystal Clean, Inc. since 2004. Mr. Bruckmann also currently serves as a director of three private companies.

Mr. Bruckmann has extensive experience with corporate transactions, such as financings and acquisitions, as well as experience as a board member of numerous public companies, including service on audit, compensation, executive, finance and nominating and corporate governance committees. He also has significant experience with the Company’s business and operations and served as a director of both of the Company’s predecessor companies. He currently serves as the Chairman of the Company’s Finance Committee and as a member of the Company’s Corporate Governance and Nominating Committee. Mr. Bruckmann is an independent director.

Patrick L. Edsell has served as a Director of the Company since May 2011. Mr. Edsell has over 20 years of executive experience and over 10 years of board experience. He previously served as acting Chief Financial Officer, on a part-time basis, for SpectraSensors, Inc. from 2008 to 2010 and as Senior Vice President and General Manager of Avanex Corporation from 2007 to 2008. He was Chief Executive Officer of NP Photonics, Inc. from 2004 to 2007 and Gigabit Optics Corporation from 2002 to 2004. Prior to that, he was Chairman, President and Chief Executive Officer of Spectra Physics, Inc. from 1997 to 2002 and President of Spectra-Physics Lasers and Optics Group from 1990 to 1997. Mr. Edsell was Chief Financial Officer of Pharos AB from 1984 to 1991 and Vice President, Finance of GP Technologies from 1982 to 1984. He was a director and

Chairman of the Audit Committee of Captiva Software Systems from 2001 to 2005 and Chairman from 2004 to 2005. Prior to that, he was a director of FLIR Systems, Inc. in 1998 and 1999. He currently serves as a director of a private company.

Mr. Edsell is experienced in leading other companies and is also experienced with corporate transactions, such as financings and acquisitions. As a director of other public and private companies, Mr. Edsell has experience with audit, corporate governance and compensation committee matters. Mr. Edsell is a member of the Company’s Audit Committee and Compensation Committee. Mr. Edsell also serves the Board as an “audit committee financial expert” as defined under SEC rules and is an independent director.

Thomas J. Galligan III has served as a Director since May 2011. Mr. Galligan served as Executive Chairman and a member of the board of directors of Papa Gino’s Holdings Corp. (“Papa Gino’s”) from March 2009 until his retirement in February 2014. From October 2008 until March 2009 Mr. Galligan was Chairman and Chief Executive Officer of Papa Gino’s and from May 1996 until October 2008 Mr. Galligan served as Chairman, President and Chief Executive Officer. Prior to joining Papa Gino’s in March 1995 as Executive Vice President, Mr. Galligan held executive positions at Morse Shoe, Inc. and PepsiCo, Inc. Mr. Galligan is currently a director of Town Sports International Holdings, Inc., Bay State Milling Company, the Briar Group, Dental Services of Massachusetts, Inc., and the Genesis Foundation.

Mr. Galligan has experience leading a company with branch operations and has extensive experience with corporate transactions. As a director of other public and private companies, Mr. Galligan has experience with corporate governance, compensation and audit committee matters. Mr. Galligan is a member of the Company’s Audit Committee and Compensation Committee. Mr. Galligan also serves the Board as an “audit committee financial expert” as defined under SEC rules and is an independent director.

Lawrence C. Karlson has been a Director of the Company since its formation in September 2005. He had served as a Director of H&E LLC from its formation in June 2002 until its merger with and into the Company in February 2006. He previously served as Chairman and CEO of Berwind Financial Corporation from 2001 to 2004. Mr. Karlson also previously served as Chairman of Spectra-Physics AB and President and CEO of Pharos AB. He currently serves as a director of CDI Corporation (since 1989). Previously he was Chairman and a director of Mikron Infrared, Inc. and served as a director of the Campbell Soup Company from 2009 to November 2015. Mr. Karlson is the author of Corporate Value Creation, published by John Wiley & Sons.

Mr. Karlson is experienced in leading other companies and is also experienced with corporate transactions. As a director of other public companies, Mr. Karlson has experience with corporate governance, compensation and audit committee matters. He currently serves as Chairman of the Company’s Corporate Governance and Nominating Committee and as a member of the Company’s Audit Committee and Compensation Committee. Mr. Karlson is an independent director.

John T. Sawyer has been a Director of the Company since its formation in September 2005. He had served as a Director of H&E LLC from its formation in June 2002 until its merger with and into the Company in February 2006. Mr. Sawyer served as President of Penhall Company (“Penhall”) from 1989 until his retirement in 2008. He joined Penhall in 1978 as the Estimating Manager of the Anaheim Division, was appointed Manager of Penhall’s National Contracting Division in 1980, and in 1984, assumed the position of Vice President and became responsible for managing all construction services divisions. Mr. Sawyer currently serves as a director of Western Oilfield Supply Company, Inc., a private company.

Mr. Sawyer has experience leading a company with branch operations in the construction industry and is also experienced with corporate transactions. With prior experience as a director of other public companies, Mr. Sawyer has experience with audit committee matters. He currently serves as Chairman of the Company’s Audit Committee and as a member of the Corporate Governance and Nominating Committee. Mr. Sawyer is an independent director.

The Board of Directors recommends a vote FOR each of the listed nominees.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of each person who is a current director or executive officer or who served in such capacity during 2015.

Name	Age	Title
Gary W. Bagley	69	Chairman and Director
John M. Engquist	62	Chief Executive Officer and Director
Leslie S. Magee	47	Chief Financial Officer and Secretary
Bradley W. Barber	43	President and Chief Operating Officer
Paul N. Arnold	69	Director
Bruce C. Bruckmann	62	Director
Patrick L. Edsell	67	Director
Thomas J. Galligan III	71	Director
Lawrence C. Karlson	73	Director
John T. Sawyer	71	Director

Gary W. Bagley is described as a director nominee above.

John M. Engquist is described as a director nominee above.

Leslie S. Magee has served as Chief Financial Officer and Secretary of the Company since its formation in September 2005. Ms. Magee served as acting Chief Financial Officer of H&E LLC from December 2004 through August 2005, at which time she was appointed Chief Financial Officer and Secretary. She continued as Chief Financial Officer and Secretary until H&E LLC’s merger with and into the Company in February 2006. Previously, Ms. Magee served as Corporate Controller for H&E LLC and Head & Engquist. Prior to joining Head & Engquist in 1995, Ms. Magee spent five years working for Hawthorn, Waymouth & Carroll, L.L.P, an accounting firm based in Baton Rouge, Louisiana. Ms. Magee is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Louisiana Society of Certified Public Accountants.

Bradley W. Barber has served as President and Chief Operating Officer since November 2012. Previously, Mr. Barber was Executive Vice President and Chief Operating Officer of the Company from June 2008 to November 2012. From November 2005 to May 2008, he was Executive Vice President and General Manager. Previously, Mr. Barber served as Vice President, Rental Operations from February 2003 to November 2005 of H&E LLC. Prior to that, Mr. Barber served as Director of Rental Operations for H&E LLC and Head & Engquist from March 1998 to February 2003. Prior to joining Head & Engquist in March 1998, Mr. Barber worked in both outside sales and branch management for a regional equipment company.

Paul N. Arnold is described as a director nominee above.

Bruce C. Bruckmann is described as a director nominee above.

Patrick L. Edsell is described as a director nominee above.

Thomas J. Galligan III is described as a director nominee above.

Lawrence C. Karlson is described as a director nominee above.

John T. Sawyer is described as a director nominee above.

2015 DIRECTOR COMPENSATION

The elements of the Company’s compensation program for non-employee directors are as follows:

•	Annual retainers of $100,000 for non-employee directors other than the Chairman of the Board of Directors (the “Chairman”) and $170,000 for the Chairman);

•	Annual stock awards with a grant date fair market value of $80,000 for all non-employee directors, including the Chairman; and

•

Committee chair annual retainers of $10,000 for the chairs of the Finance Committee and the Corporate Governance and Nominating Committee and $15,000 for the chairs of the Audit Committee and the Compensation Committee.

On February 2, 2015, in accordance with the above non-employee director compensation program, Messrs. Arnold, Bruckmann, Edsell, Galligan, Karlson and Sawyer each received grants of 4,167 shares of fully vested stock under the Company’s Amended & Restated 2006 Stock-Based Incentive Compensation Plan (the “Incentive Plan”). The determination of the number of shares to be issued to each non-employee director is based on the Company’s opening stock price average from the preceding 10 trading days, or $19.20 per share.

The grants made to non-employee directors in 2015 are described in more detail in the table and footnotes below.

The table below summarizes the compensation paid by the Company to each non-employee director for the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Paul N. Arnold	115,000	73,423	—	188,423
Gary W. Bagley	170,000	73,423	—	243,423
Bruce C. Bruckmann	110,000	73,423	—	183,423
Patrick L. Edsell	100,000	73,423	—	173,423
Thomas J. Galligan III	100,000	73,423	—	173,423
Lawrence C. Karlson	110,000	73,423	—	183,423
John T. Sawyer	115,000	73,423	—	188,423

(1)	This column reflects fees paid to directors who served as directors in 2015. All non-employee directors received a retainer for the Board and its committees and committee chairmanship retainers as described above.

(2)	Amounts shown represent the grant date fair value ($17.62 per share) of restricted common stock granted on February 2, 2015 as described above pursuant to the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”).

(3)	Mr. Bagley, a non-employee director, participates in the Company’s employee health insurance plan. The insurance premiums associated with Mr. Bagley’s participation in the plan are deducted from the fees earned for his service as a director.

Supplemental Stock and Option Award Table

Director	Grant Date		Total Number of Shares (#)	Fair Value ($)	If Currently Unvested, Vesting Date	Number of Shares Vesting (#)
Stock Options
Paul N. Arnold	6/05/07		1,500	16,535
Lawrence C. Karlson	2/22/06	(1)	15,000	219,324
	6/05/07		1,500	16,535
John T. Sawyer	2/22/06	(1)	15,000	219,324
	6/05/07		1,500	16,535

(1)	The stock options granted on February 22, 2006 to Mr. Karlson and Mr. Sawyer expired on their terms on February 22, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND DIRECTORS, DIRECTOR NOMINEES AND OFFICERS

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of March 17, 2016, the Annual Meeting Record Date, by (i) each person, or group of affiliated persons who is known by the Company to own more than 5% of its common stock, (ii) each of the Company’s directors and executive officers and (iii) all directors and executives of the Company as a group. The information provided in the table is based on our records, information filed with the SEC and information provided to the Company.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, except as set forth in the footnotes to the following table and subject to appropriate community property laws, the persons in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Unless otherwise noted, the address of each person listed below is c/o H&E Equipment Services, Inc., 7500 Pecue Lane, Baton Rouge, Louisiana 70809.

	Amount and Nature of Beneficial Ownership
	Shares	Percentage
Stockholders of 5% or more (excludes Directors and Executive Officers)
Chartwell Investment Partners(1)	3,579,797	10.1%
The Vanguard Group(2)	2,134,811	6.0%
Vanguard Explorer Fund — Vanguard Explorer Fund(3)	2,121,902	6.0%
Directors (except Mr. Engquist)
Bruce C. Bruckmann(4)	1,019,340	2.9%
Gary W. Bagley(5)	129,617	*
Lawrence C. Karlson(6)	38,448	*
John T. Sawyer(7)	49,855	*
Paul N. Arnold(6)	49,578	*
Patrick L. Edsell(5)	16,428	*
Thomas J. Galligan III(5)	16,428	*
Executive Officers
John M. Engquist(8)	2,765,576	7.8%
Leslie S. Magee(8)	70,681	*
Bradley W. Barber(8)	112,602	*
All executive officers and directors as a group (10 persons)	4,268,553	12.0%

*	Less than 1%.

(1)	The shares reported herein are beneficially owned by Chartwell Investment Partners (“Chartwell”). Shares beneficially owned is based solely on the Schedule 13G amendment filed with the SEC on February 3, 2016 by Chartwell, which provides beneficial ownership as of December 31, 2015. Chartwell has sole dispositive power with respect to 3,579,797 shares. The address of Chartwell is 1235 Westlakes Drive, Suite 400, Berwyn, PA 19312.

(2)	The shares reported herein are beneficially owned by The Vanguard Group (“Vanguard”). Shares beneficially owned is based solely on the Schedule 13G amendment filed with the SEC on February 11, 2016 by Vanguard, which provides beneficial ownership as of December 31, 2015. Vanguard has sole dispositive power with respect to 2,134,811 shares and sole voting power with respect to 68,086 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)	The shares reported herein are beneficially owned by Vanguard Explorer Fund — Vanguard Explorer Fund (“Vanguard Explorer”). Shares beneficially owned is based solely on the Schedule 13G amendment filed with the SEC on February 9, 2016 by Vanguard Explorer, which provides beneficial ownership as of December 31, 2015. Vanguard Explorer has sole voting power with respect to 2,121,902 shares. The address of Vanguard Explorer is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Includes the February 1, 2016 restricted stock grant of 5,711 shares, which vested immediately upon issuance. Also includes 73,344 shares held in a trust for the benefit of Mr. Bruckmann’s children, for which he is not a trustee, and 190,882 shares held in another trust for the benefit of Mr. Bruckmann’s children, for which he is not a trustee. Mr. Bruckmann expressly disclaims beneficial ownership of all shares except those owned by him directly.

(5)	Includes the February 1, 2016 restricted stock grant of 5,711 shares, which vested immediately upon issuance.

(6)	Includes 1,500 shares subject to stock options granted on June 5, 2007, which vested in three equal parts over a three-year period. Also includes the February 1, 2016 restricted stock grant of 5,711 shares, which vested immediately upon issuance.

(7)	Includes 1,500 shares subject to stock options granted on June 5, 2007, which vested in three equal parts over three years. Also includes the February 1, 2016 restricted stock grant of 5,711 shares, which vested immediately upon issuance. Also includes 5,305 shares held in a trust for the benefit of Mr. Sawyer’s family.

(8)	Includes the following restricted stock grants: (a) July 1, 2013: 13,799 shares, 8,050 shares, 9,200 shares and 1,207 shares to Mr. Engquist, Ms. Magee and Mr. Barber, respectively; (b) August 1, 2014: 13,209 shares, 5,284 shares and 7,265 shares to Mr. Engquist, Ms. Magee and Mr. Barber, respectively; and (c) August 3, 2015: 33,624 shares, 12,791 shares and 20,671 shares to Mr. Engquist, Ms. Magee and Mr. Barber, respectively. The shares for each stock grant vest over a three-year period and are subject to certain restrictions, as described in the recipient’s applicable Restricted Stock Grant Award Letter. Also includes the October 12, 2015 and August 14, 2015 restricted stock grants of 14,911 shares and 29,019 shares pursuant to Restrictive Covenant Agreements for Ms. Magee and Mr. Barber, respectively. Ms. Magee’s shares vest over a five-year period, subject to the terms and conditions of the recipient’s Restricted Stock Grant Award Letter and Restrictive Covenant Agreement. Mr. Barber’s shares will vest on August 14, 2020, subject to the terms and conditions of the recipient’s Restricted Stock Grant Award Letter and Restrictive Covenant Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require the Company to disclose late filings of stock transaction reports by its executive officers and directors and by certain beneficial owners of the Company’s common stock. Based on our records and other information, we believe that each of our executive officers, directors and certain beneficial owners of the Company’s common stock complied with all Section 16(a) filing requirements applicable to them during 2015 on a timely basis.

The reports (Forms 3, 4 and 5) filed under Section 16(a) of the Exchange Act reflecting transactions in Company securities are posted on our Internet website by the end of the business day after the report’s filing.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that Section. This report shall not be deemed “incorporated by reference” into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filings, except to the extent that the Company specifically incorporates it by reference.

The Audit Committee assists the Board in meeting its oversight responsibility to stockholders, potential stockholders, the investment community and others. The Audit Committee’s function is one of oversight, recognizing that management is responsible for preparing the Company’s financial statements, and the independent registered public accounting firm is responsible for auditing those statements. Management of the Company is responsible for (1) the preparation, presentation, and integrity of the Company’s financial statements; (2) the appropriateness of the accounting principles and reporting policies that are used by the Company; (3) establishing and maintaining adequate internal control over financial reporting, as such term is defined in the Exchange Act; and (4) maintaining adequate disclosure controls and procedures, as such term is defined by the Exchange Act. The Company’s independent registered public accounting firm is responsible for (1) auditing the Company’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States of America (“GAAP”); (2) auditing and attesting to the Company’s internal control over financial reporting based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO criteria”); and (3) reviewing the Company’s unaudited interim condensed consolidated financial statements. The Audit Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm. The Audit Committee will however take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The Audit Committee is directly responsible for the selection of the independent registered public accounting firm to be retained to audit the Company’s consolidated financial statements and internal control over financial reporting, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The independent registered public accounting firm is ultimately accountable to the Audit Committee and the Board. In connection with the decision regarding whether to re-appoint the independent auditor each year (subject to stockholder ratification), the Audit Committee conducts an annual assessment of the independent auditor’s performance, including with respect to the independent auditor’s qualifications and experience, the communication and interactions with the auditor over the course of the previous year and the auditor’s independence, objectivity and professional skepticism. The Audit Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to the Company’s consolidated financial statements and related disclosures and internal control over financial reporting of the Company and makes recommendations to the Board as it deems appropriate from time to time. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee is currently composed of four directors, all four of whom the Board has determined to be independent as that term is defined by applicable NASDAQ listing standards and SEC rules. The Board has determined, in accordance with applicable NASDAQ listing standards, that Messrs. Edsell and Galligan are audit committee financial experts, as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s Internet website at www.he-equipment.com. The Audit Committee charter is reviewed on an annual basis by the Audit Committee and is subject to amendment from time to time.

The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls, and discusses these matters with the Company’s independent registered public accounting firm. The Audit Committee also discusses with senior management the Company’s disclosure controls and procedures. The Audit Committee’s oversight of the independent registered public accounting firm includes resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015, and the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2015 with management and the Company’s independent registered public accounting firm, which included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also discussed with management and the independent registered public accounting firm the Company’s internal control over financial reporting. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence, including the compatibility of any non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its 2016 audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the year 2015 results of its consolidated financial statement audit, its audit of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting. Both the Director of Internal Audit and the independent registered public accounting firm have direct access to the Audit Committee at any time on any issue of their choosing, and the Audit Committee has the same direct access to the Director of Internal Audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2015 be included in the 2015 Annual Report on Form 10-K for filing with the SEC.

The Audit Committee has appointed the firm of BDO USA, LLP as independent registered public accounting firm to audit and report upon the Company’s consolidated financial statements and internal control over financial reporting for the year ending December 31, 2016. In making this selection, the Audit Committee has considered whether BDO USA, LLP’s provision of services other than audit services is compatible with maintaining their independence.

AUDIT COMMITTEE

John T. Sawyer, Chairman
Patrick L. Edsell Thomas J. Galligan III Lawrence C. Karlson

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2016 and internal control over financial reporting. Although action by the stockholders on this matter is not required under Delaware law or the Sarbanes-Oxley Act of 2002, as amended, or the rules of the SEC promulgated thereunder, the Audit Committee and the Board of Directors believe it is appropriate to seek stockholder ratification of this appointment in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. If this appointment is not ratified by the stockholders, the Audit Committee may reconsider its appointment. One or more representatives of BDO USA, LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Principal Accountant Fees and Services

The aggregate fees billed by our independent registered public accounting firm for professional services rendered in connection with (i) the audit of our consolidated financial statements as set forth in our Annual Report on Form 10-K for the years ended December 31, 2015 and 2014, (ii) the review of our quarterly consolidated financial statements as set forth in our Quarterly Reports on Form 10-Q for each of our quarters during 2015 and 2014, and (iii) the 2015 and 2014 audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, as well as any fees paid to our independent registered public accounting firm for audit-related work, tax compliance, tax planning and other consulting services are set forth in the table below:

	2015	2014
Audit Fees(1)	$575,000	$575,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

	$575,000	$575,000

(1)	Represents fees for professional services provided in connection with the audits of our annual consolidated financial statements; the audit of our internal control over financial reporting and the reviews of our quarterly consolidated financial statements; consultations on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

Pre-approval of services

All audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, BDO USA, LLP, require pre-approval by the Audit Committee in accordance with the Audit Committee Charter. The Company’s Audit Committee approves the independent registered public accounting firm’s engagement prior to the independent registered public accounting firm rendering any non-audit services. The Audit Committee pre-approved 100% of the 2015 and 2014 fees.

ITEM 3 — APPROVAL OF THE H&E EQUIPMENT SERVICES, INC. 2016 STOCK-BASED INCENTIVE COMPENSATION PLAN

Our Board recommends that our stockholders approve the H&E Equipment Services, Inc. 2016 Stock-Based Incentive Compensation Plan (the “Stock Incentive Plan”), which was adopted by the Board on March 24, 2016. The purpose of the Stock Incentive Plan is to assist the Company and our subsidiaries and affiliates to attract, motivate and retain valued employees, consultants and non-employee directors by offering them a greater stake in our success, aligning their interests with the interests of our stockholders and encouraging them to own shares of the Company.

As described below in the Compensation Discussion and Analysis section of this Proxy Statement, long-term equity-based incentives are one of the main components of our executive compensation program. We believe that one of the principal benefits of providing equity-based awards to our employees, consultants and non-employee directors is that it directly aligns their interests with those of our stockholders by providing them an ownership stake in the Company. We believe that when a significant portion of our executives’ total compensation is linked to the performance of our stock through the grant of equity-based awards, it encourages decision making that increases the long-term value of the Company’s stock. If we were unable to grant equity-based awards, the Company would have to compete for executive talent by increasing the cash-based components of our executive compensation program. We believe that the benefits of equity-based compensation, as described above, cannot be adequately replicated by cash-based compensation alone.

Over the last ten years, the Company has been granting equity-based incentive awards to our employees and non-employee directors under the Company’s 2006 Stock-Based Incentive Compensation Plan (the “Prior Stock Plan”). The Prior Stock Plan was adopted by our Board prior to our initial public offering, which was completed in January 2006, and was approved by our stockholders in June 2006. The Prior Stock Plan had a term of ten years. Thus, the term of the Prior Stock Plan will expire in June 2016. Upon expiration, the Company will no longer be able to grant equity awards under the Prior Stock Plan.

Since completing our initial public offering in 2006, the Company has not adopted another equity-based incentive compensation plan, nor has it sought stockholder approval to increase the number of shares authorized for issuance under the Prior Stock Plan. The Stock Incentive Plan is intended to renew and upgrade our equity-based compensation program. Specifically, the Stock Incentive Plan represents an equity-based program that better reflects the more mature status that the Company has achieved since its initial public offering, approves new shares to be authorized for issuance to our employees, consultants and non-employee directors and incorporates current best practices for equity-based incentive compensation, as described in more detail below. In addition to these benefits, the Stock Incentive Plan incorporates a wider range of equity awards which enables us to have greater flexibility to design equity compensation that will attract, motivate and retain our valued employees, consultants and non-employee directors while ensuring that their interests are aligned with those of our stockholders.

Due to the forthcoming expiration of the Prior Stock Plan, it is now imperative that the Company implement an equity compensation program to enable it to compete for and retain the most talented employees, consultants and non-employee directors. Accordingly, we are asking our stockholders to approve the Stock Incentive Plan. If our stockholders approve the Stock Incentive Plan, shares that were authorized but remain unissued as of the termination of the Prior Stock Plan will be cancelled. The Prior Stock Plan will remain in effect solely for the settlement of awards granted under the Prior Stock Plan.

The total number of shares authorized for issuance pursuant to awards under the Stock Incentive Plan is 2,100,000. The share reserve under the Incentive Stock Plan represents approximately 5.9% of the Company’s outstanding shares as of March 17, 2016.

The Board’s purpose in adopting the Stock Incentive Plan is to ensure the longevity, effectiveness and administrative flexibility of the long-term equity incentive component of the Company’s executive compensation program. Prior to adopting the Stock Incentive Plan, the Compensation Committee and the Board considered the various aspects of the Stock Incentive Plan, including the number of shares authorized under the Stock Incentive Plan, the cost of issuing additional shares, the impact of share dilution on our existing stockholders and the central role of equity-based incentive compensation in the Company’s executive compensation program, as described more fully above and in the Compensation Discussion and Analysis section of this Proxy Statement. The Board also considered the advice of Pearl Meyer, who served as the compensation consultant to the Compensation Committee during 2015.

Based on the foregoing considerations, the Board concluded that it is in the best interests of the Company and its stockholders for its stockholders to approve the Stock Incentive Plan. The Board has determined that the cost to stockholders of the Stock Incentive Plan is outweighed by the benefits of the Stock Incentive Plan, as described herein. If the Stock Incentive Plan is approved, our Compensation Committee will continue to monitor and evaluate the cost and effectiveness of the Company’s equity compensation program.

Best Practices.    The Stock Incentive Plan includes a number of features that will reinforce the alignment between the participants in the Stock Incentive Plan and those of our stockholders. Such provisions include, but are not limited to, the following:

•	No Discounted Options. Stock options may not be granted with exercise prices that are lower than the fair market value of the underlying shares on the grant date.

•

No Repricing, Replacement or Repurchase without Stockholder Approval. The Stock Incentive Plan prohibits the repricing, replacement, cash buyout or repurchase of any option or other award without stockholder approval.

•

No Evergreen Provision. The Stock Incentive Plan does not include a so-called “evergreen” provision that automatically increases the number of shares available for issuance pursuant to awards. Thus, the Company must obtain stockholder approval each time it desires to authorize more shares for awards.

•	No Tax Gross-Ups. The Stock Incentive Plan does not provide tax gross-ups to participants with respect to any awards.

•

Restrictions on Share Recycling. Any shares tendered by a Participant in payment of an exercise price or any shares withheld to satisfy any withholding or other tax liability in connection with an award, shall not be made available again for issuance under the Stock Incentive Plan.

•	Clawback. Awards under the Stock Incentive Plan are subject to mandatory repayment pursuant to the terms of any applicable clawback or recoupment policy.

•	No Automatic Grants. The Stock Incentive Plan does not provide for “reload” or other automatic grants to participants.

•

Code Section 162(m). The Stock Incentive Plan is designed to allow (but not require) the Company to grant of awards that satisfy the requirements for “qualified performance based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Awards that satisfy these requirements are not subject to the $1 million limit on deductibility applicable to compensation paid to certain named executives of officers the Company.

•

Restrictions on Transferability. Awards may not be pledged or encumbered and will be exercisable during a participant’s lifetime only by the participant (or a guardian or legal representative). The committee administering the Stock Incentive Plan may permit the transfer of awards (without consideration) to the participant’s immediate family members (or trusts in which immediate family members are the only beneficiaries or partnerships in which immediate family members are the only partners).

Outstanding Awards; Burn Rate.    The following table sets forth information regarding outstanding stock options and unvested restricted stock awards as of December 31, 2015 under the Prior Stock Plan.

Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Unvested Restricted Stock Awards Outstanding
51,000	$17.80	0.5	322,355

The following table sets forth information regarding awards granted and/or vested, the burn rate for each of the last three years and the average burn rate over the period of the last three years.

The following table sets forth information regarding awards granted and/or vested, the burn rate for each of the last three years and the average burn rate over the period of the last three years.

Year	Options Granted	Restricted Stock Awards Granted	Restricted Stock Unit Awards Granted (1)	Total Granted	Weighted Average Number of Shares of Common Stock Outstanding	Burn Rate
2015	0	233,550	60,802	294,352	35,272,000	0.835%
2014	0	76,427	0	76,427	35,159,000	0.217%
2013	0	105,975	0	105,975	35,041,000	0.302%
3-year average	0	138,651	20,267	158,918	35,157,000	0.452%

(1)	Restricted Stock Unit Awards Granted reflects target shares granted under award agreements. See “Compensation Discussion and Analysis — 2015 Executive Compensation Components — Long-Term Incentives — 2015 Performance-Based Restricted Stock Unit Grants” for a further description of these awards.

Summary of the Stock Incentive Plan; Types of Awards.    The following general description of certain provisions of the Stock Incentive Plan is qualified in its entirety by reference to the Stock Incentive Plan, which is filed as Annex A to this Proxy Statement. In the event of any inconsistency between this summary and the Stock Incentive Plan, the Stock Incentive Plan will control.

Administration.    The Stock Incentive Plan will be administered by the Board or any committee designated by the Board to administer the Stock Incentive Plan. The body administering Stock Incentive Plan is referred to below as the plan committee. Subject to the provisions of the Stock Incentive Plan, the plan committee will have full and final authority in its discretion to (i) select the employees, consultants and non-employee directors who will receive awards; (ii) determine the type or types of awards to be granted to any participant; (iii) determine the number of shares to which an award relates, (iv) determine the terms and conditions of awards (including, but not limited to, restrictions as to vesting, transferability and forfeiture); (v) determine the performance goals that will be applicable to an award, if any, and to certify whether such goals were achieved, (vi) determine whether, to what extent and under what circumstances an award maybe forfeited, cancelled, terminated or surrendered; (vii) correct any defect or supply any omission or reconcile any inconsistency in the Stock Incentive Plan or any award agreement; (viii) adopt, amend and rescind rules, regulations, guidelines, forms or agreements and instruments relating to the Stock Incentive Plan as it may deem necessary or advisable; (ix) construe and interpret the Stock Incentive Plan and any award agreement; and (x) make all other determinations as it may deem necessary or advisable for the administration of the Stock Incentive Plan.

Eligibility.    Any person who serves as an employee, consultant or non-employee director to the Company or any of our subsidiaries or affiliates will be eligible to receive awards under the Stock Incentive Plan.

Limitation on Shares Available.    The total number of shares available for awards under the Stock Incentive Plan will be 2,100,000. For purposes of determining the number of shares available for awards, any shares tendered by a participant in payment of an exercise price or for the settlement of an award, or the tax liability with respect to an award, will not be available for future awards under the Stock Incentive Plan. Shares may be made available from our authorized and unissued shares or from treasury shares. Shares issued on account of the assumption or substitution of outstanding grants from an acquired company will not reduce the number of shares available for awards.

Types of Awards.    Under the Stock Incentive Plan, the Company may grant awards of stock options, restricted stock, deferred stock, restricted stock units (“RSUs”), and other stock-based awards.

Options.    Options give a participant the right to purchase a specified number of shares from the Company for a specified time period at a fixed price. Options granted may be either incentive stock options as described in Section 422 of the Code (“ISOs”) or non-qualified stock options, however, ISOs may only be granted to employees of the Company and its subsidiaries. The price at which an underlying share may be purchased will not be less than the fair market value of one share on the date of grant, or, in the case of an ISO granted to a ten-percent stockholder, less than 110% of the fair market value of a share on the date of grant. The plan committee may grant options that have a term of up to ten years, or, in the case of an ISO granted to a ten-percent stockholder, five years. The award agreement will specify the exercise price, term, vesting requirements, including any performance goals, and any other terms and conditions applicable to the option.

Unless otherwise provided in an award agreement, upon a participant’s termination of employment or service with the Company and its subsidiaries and affiliates, the option will remain exercisable only to the extent that it was exercisable at the time of termination until the earlier of the stated term of the option or (i) 12 months after termination in the case of a termination resulting from the participant’s death, disability or retirement (defined in the Stock Incentive Plan as a termination after an employee attains age 65 and completed five years of service or the good faith complete termination of the service of a non-employee director) or (ii) 60 days after termination in the case of a termination by the Company without cause. If a participant’s employment or service is terminated for cause, all of the participant’s unexercised options, whether or not vested, will terminate on the date of such termination.

Restricted Stock.    An award of restricted stock is a grant of a specified number of shares to the participant, which shares are subject to forfeiture upon the happening of specified events during the restriction period. Each award agreement for a grant of restricted stock will specify the duration of the restriction period and the performance, employment, service or other conditions under which the shares subject to the award may be forfeited to the Company. During the restriction period, unless otherwise specified in an award agreement, the participant will have all of the rights of a stockholder with respect to the restricted stock, including the right to vote the shares and to receive dividends with respect to the shares, except that dividends declared during the restriction period will not be paid unless and until all restrictions and forfeiture conditions applicable to the underlying shares have lapsed.

Deferred Stock.    An award of deferred stock is an agreement by the Company to deliver a specified number of shares to the participant at the end of one or more deferral periods. Upon grant of an award of deferred stock, the underlying shares subject to the award will not be issued to the participant but instead will be credited to the participant on the books of the Company. Each award agreement for a grant of deferred stock will specify the duration of the deferral period or periods and the performance, employment, service or other conditions under which the shares will be issued or transferred to the participant. If the plan committee provides that an award of deferred stock is subject to performance goals, the Company shall not issue or transfer the stock unless the applicable performance goals are met. During the deferral period no dividends shall be paid with respect to the deferred stock, however, if so provided in an award agreement, at the end of the deferral period, the participant may be credited with the number of additional whole shares that can be purchased with the sum of the dividends that would have been paid with respect to the deferred stock during the deferral period.

Restricted Stock Units.    An award of restricted stock units, or RSUs, is an agreement by the Company to provide the participant an amount corresponding to a specified number of shares on a specified settlement date, which payment is subject to forfeiture upon the happening of specified events. Each award agreement for a grant of RSUs will specify the duration of the restriction period and the performance, employment, service or other conditions under which RSUs may be forfeited. Unless otherwise provided in an award agreement, RSUs may be settled in the form of cash, shares or any combination of cash and shares, in the discretion of the plan committee. Generally, vested RSUs must be settled within 60 days after the end of the applicable restriction period. RSUs do not constitute shares and a recipient of RSUs will have no rights of a shareholder unless and until the Committee decides to settle, and does settle, RSUs in the form of shares. Unless an award agreement provides otherwise, no dividends will be paid or accrued with respect to the shares underlying an award of RSU. Unless otherwise provided in an award agreement, the vested portion of an award of RSUs will be settled within 60 days after the end of the restriction period applicable to such RSUs.

Other Stock-Based Awards.    Subject to any limitations imposed by applicable law, the Stock Incentive Plan provides that the plan committee may grant any time of award that is payable in, or valued in whole or part by reference to, shares and that is otherwise consistent with the terms of the Stock Incentive Plan. The award agreement will specify all terms that are applicable to an other stock-based award, include, without limitation, any vesting or payment schedule, conditions to vesting or payment of the award, methods of settlement of the award, the number of shares subject to the award and the purchase or exercise price (if any).

Qualifying Performance-Based Compensation.    Under the Stock Incentive Plan, the plan committee may, but is not required to, grant awards that will qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve the deductibility of such awards paid to a “covered employee” (as defined in Section 162(m) of the Code) for federal income tax purposes. Participants granted an award that constitutes “performance-based compensation” are only entitled to receive payment to the extent that the participant satisfies pre-established performance goals, as set by the plan committee, during a specified performance period.

Performance Goals.    In the discretion of the plan committee, the vesting, earning or settlement of any award may be conditioned upon the achievement of specified performance goals that are substantially uncertain to be met during the specified performance period at the time such goals are established. Performance goals may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or a subsidiary, division, department or function within the company or subsidiary in which the participant is employed or to which the participant provides services. Performance goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies, by a financial market index or by another external measure. Performance goals may be based upon: specified levels of or increases in return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) or earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit (which is operating earnings minus a charge to capital); net income; operating income; safety and/or environmental record; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total stockholder return), operating profit; operating efficiency; costs; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; enterprise value; economic value added or other value added measurements; revenue; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; completion of acquisitions, business expansion or divestitures of the Company, a division or a Subsidiary; implementation of critical projects or related milestones; achievement of operational or efficiency milestones; customer or employee satisfaction; individual objectives; any financial or other measurement deemed appropriate by the plan committee as it relates to the results of operations or other measurable progress of the Company and its subsidiaries or affiliates (or any business unit of the Company or any of its subsidiaries or affiliates); and any combination of any of the foregoing criteria. If the plan committee determines that a change in our business, operations, corporate structure or capital structure of the company or a subsidiary, or other events or circumstances render the performance goals unsuitable, then the plan committee may modify such performance goals and/or the related minimum, target, maximum and/or other acceptable levels of achievement as may be deemed appropriate and equitable.

Changes in Capitalization and Change in Control.    In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, special dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting shares, or any distribution to stockholders other than an ordinary cash dividend, then the plan committee will make appropriate adjustments to (i) the number and kind of shares which may thereafter be issued in connection with awards, (ii) the maximum number of shares that may be granted to a participant in any calendar year or that pay be granted pursuant to ISOs, (iii) any performance goals applicable to an award, (iv) the exercise price or grant price relating to any award or (v) any other adjustment to outstanding awards to prevent the enlargement or dilution of rights or participants, provided, however, in each case, that no adjustment will be made that would cause the Stock Incentive Plan to violate Section 422 of the Code with respect to an ISO or that would adversely affect the status of any award as qualifying performance-based compensation under Section 162(m) of the Code.

In addition, the plan committee shall have full and final authority to determine the effect, if any, of a change in control of the Company upon outstanding awards. Upon a change in control, the plan committee may, at its discretion, (i) fully vest any or all outstanding awards, (ii) determine whether any applicable performance goals have been achieved and the applicable level of performance; (iii) cancel any outstanding awards in exchange for a cash payment of an amount (including zero) equal to the difference between the then fair market value of the shares underlying the award and the option or base price of the award, (iv) after having given the participant a chance to exercise any outstanding options, terminate any or all of the participant’s unexercised options, or (v) if the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding awards with comparable awards.

Amendment and Termination.    The Board may amend, alter, suspend, discontinue, or terminate the Stock Incentive Plan without the consent of any participant or our stockholders, except that any such amendment, alteration, suspension, discontinuation, or termination will be subject to the approval of our stockholders if (i) such action would increase the number of shares available for awards, (ii) such action results in the repricing, replacement or cash buyout/repurchase of any option or other award, or (iii) stockholder approval is required by applicable law or regulation or the rules of any stock exchange on which our shares may then be listed. Notwithstanding the foregoing, without the consent of an affected participant, no amendment, alteration, suspension, discontinuation, or termination of the Stock Incentive Plan may materially adversely affect the rights of a participant under any outstanding award, except insofar as any such action is necessary to ensure compliance with applicable law or regulation or the listing requirements of an applicable securities exchange, including, without limitation, Sections 162(m) or 409A of the Code. Unless earlier terminated, the Stock Incentive Plan will terminate on the tenth anniversary of its adoption by the Board.

Certain U.S. Federal Income Tax Consequences.    The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Stock Incentive Plan. This discussion is for general informational purposes only. This discussion does not purport to be complete or address the specific federal income tax consequences that may apply to a participant based on his or her particular circumstances. In addition, this discussion does not address the implications of state, local, foreign or other tax considerations that may be relevant to a participant.

Incentive Stock Options.    Upon the grant of an ISO (as defined in Section 422(b) of the Code), the option holder does not recognize any income. In addition, no income for regular income tax purposes will be recognized by an option holder upon the exercise of an ISO if the requirements of the Stock Incentive Plan and the Code are satisfied, including, without limitation, the requirement that the option holder remain employed by the Company or a subsidiary during the period beginning on the date of grant and ending on the day three months (or, in the case of the option holder’s disability, one year) before the date on which the option is exercised. If an option holder has not remained an employee of the Company or a subsidiary during the period beginning on the date of grant of an ISO and ending on the day three months (or one year in the case of the option holder’s disability) before the date on which the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified stock option and will have the tax consequences described below in the section entitled “Non-Qualified Options.”

The federal income tax consequences of a disposition of the shares acquired pursuant to the exercise of an ISO depends upon when the disposition of such shares occurs:

•

If the disposition of such shares occurs more than two years after the grant date of the ISO and more than one year after the date of exercise, any gain or loss recognized upon such disposition will be long-term capital gain or loss.

•

If the disposition of such shares occurs within two years after the grant date of the ISO or within one year after the date of exercise (a “Disqualifying Disposition”), the excess, if any, of the amount realized over the option price will be recognized and treated as taxable ordinary income to the option holder. The amount of ordinary income recognized by the option holder in a Disqualifying Disposition (and the corresponding deduction, if any, to the Company or a subsidiary, as applicable) is limited to the lesser of the gain recognized on such sale and the difference between the fair market value of the shares on the date of exercise and the option’s exercise price. Any gain recognized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year). If the option’s exercise price exceeds the amount realized upon such a disposition, the difference will be recognized and treated as short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).

If a participant is subject to the Alternative Minimum Tax (“AMT”), the tax consequences to the participant may differ from those described above. Under the AMT, a taxpayer will be required to pay an alternative minimum tax if the taxpayer’s “tentative minimum tax” (as defined in Section 55(b)(1) of the Code) exceeds his or her regular tax for the year in question. For purposes of calculating the AMT, upon the exercise of an ISO, a taxpayer is required to include in his “alternative minimum taxable income” (as defined in Section 55(b)(2) of the Code) for the taxable year in which such exercise occurs an amount equal to the amount of income the taxpayer would have recognized if the option had not been an ISO (i.e., the difference between the fair market value of the shares on the date of exercise and the option’s exercise price). As a result, unless the shares acquired upon the exercise of the ISO are disposed of in a taxable transaction in the same year in which the ISO is exercised, the option holder may incur AMT as a result of the exercise of the ISO.

Except as provided in the paragraph immediately below, if an option holder elects to tender shares in partial or full payment of the option’s exercise price for shares to be acquired upon the exercise of an ISO, the option holder will not recognize any gain or loss on such tendered shares. No income will be recognized by the option holder in respect of the shares received by the option holder upon the exercise of an ISO if the requirements of the Stock Incentive Plan and the Code described above are met. The number of shares received equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. Shares received in excess of the number of shares surrendered will have a tax basis of zero. The holding period of the shares received equal to the number of shares tendered will be the same as such tendered shares’ holding period, and the holding period for the excess shares received will begin on the date of exercise.

If an option holder tenders shares that were previously acquired upon the exercise of an ISO in partial or full payment of the option’s aggregate exercise price for shares to be acquired upon the exercise of another ISO, and the tender of such shares occurs within two years after the date of grant of the first such ISO or within one year after such shares were transferred to the option holder upon the exercise of such ISO, the tender of such shares will be considered a Disqualifying Disposition. The shares acquired upon such exercise will be treated as shares acquired upon the exercise of an ISO, with an aggregate tax basis equal to the option’s exercise price, and the holding period of such shares for capital gains purposes will begin on the date of exercise.

Non-Qualified Options.    Upon the grant of a nonqualified option, an option holder does not recognize taxable income, and the Company (or a subsidiary, as applicable) is not entitled to a deduction. Upon the exercise of a non-qualified option, the option holder will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the shares received over the option’s aggregate exercise price. The option holder’s tax basis in the shares received upon the exercise of a non-qualified option will be equal to the amount paid for such shares plus the amount required to be included in income, and the option holder’s holding period for such shares will begin on the date of such exercise. Upon the sale of the shares received from the exercise of a non-qualified option, the option holder will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the option holder’s tax basis in such shares.

If a non-qualified option is exercised in whole or in part with shares held by the option holder, the option holder will not recognize any gain or loss on such tendered shares. The number of shares received by the option holder upon such an exchange that are equal in number to the number of tendered shares will retain the tax basis and the holding period of the tendered shares for capital gain purposes. The option holder will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the number of shares received upon such exercise that is in excess of the number of tendered shares, less any cash paid by the option holder. The fair market value of such excess number of shares will also be the tax basis for those shares and the holding period of such shares will begin on the exercise date.

Restricted Stock.    Upon the grant of an award of restricted stock, the shares underlying the award are considered to be subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives restricted stock does not make the election described below, the participant will not recognize any taxable income upon the grant of the award. When the forfeiture restrictions applicable to the award lapse, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares. A participant’s tax basis in restricted stock will be equal to the fair market value of the shares on the date on which the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin on such date. Upon a sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year following the lapse of any applicable restrictions. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in such shares.

Participants granted restricted stock may make an election under Section 83(b) of the Code to recognize compensation taxable as ordinary income with respect to the shares when the award is granted rather than when the forfeiture restrictions lapse. The amount of compensation income recognized by the participant will be equal to the fair market value of the shares on the date of grant (valued without taking into account restrictions other than restrictions that by their terms will never lapse) less any amount paid for the shares. By making a Section 83(b) election, the participant will recognize no additional ordinary compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the shares when they are sold, depending upon whether the shares have been held for more than one year from the date of grant. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value on the date of grant. If the restricted stock is subsequently forfeited, the participant will not be entitled to a deduction as a result of such forfeiture, but will be entitled to claim a short-term or long-term capital loss (depending upon whether the shares are forfeited more than one year after the date of grant) with respect to the shares, but only to the extent of the consideration paid, if any, by the participant for such shares.

Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation taxable as ordinary income (not dividend or qualified dividend income) received by the participant. Dividends paid with respect to shares of restricted stock for which a Section 83(b) election has been made or which are paid after the restriction period lapses generally will be treated and taxed as dividend or qualified dividend income.

Deferred Stock.    A participant does not recognize taxable income when an award of deferred stock award is granted. When the deferral period for the award ends and the participant receives shares, the participant will recognize ordinary income equal to the fair market value of the shares at that time. A participant’s tax basis in shares received at the end of a deferral period will be equal to the fair market value of such shares when such participant receives them and the participant’s holding period will begin on such date. Upon a sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount recognized upon the sale of the shares and the participant’s tax basis in such shares. Additional shares paid in lieu of dividends will be taxable to participants as ordinary compensation income (not dividend income). In addition, as discussed below, some deferred stock may be considered deferred compensation and must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion, additional taxes and interest.

Restricted Stock Units.    A participant does not recognize taxable income when an award of RSUs is granted. When the restriction period for the award ends and the RSUs are settled, the participant will recognize ordinary income equal to the cash or fair market value of the shares received at that time. If a Participant receives shares in settlement of RSUs, the participant will have a tax basis in such shares equal to the fair market value of the shares on the date of settlement and the participant’s holding period with respect to such shares will begin on such date. Upon the sale of shares received by the Participant in settlement of RSUs, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares are sold more than one year after the date of settlement. The amount of gain or loss recognized by the participant will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares. As discussed below, some RSU awards may be considered deferred compensation and must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion, additional taxes and interest.

Other Stock-Based Awards.    The tax treatment of other share-based awards will generally be governed by the principles set forth in Sections 61, 83, 162 and 451 of the Code. This tax treatment will vary depending on the type of award but should generally be analogous to the tax treatment of restricted stock, options, deferred stock and RSUs as described above. Accordingly, in most cases, other stock-based awards payable in shares will be subject to ordinary income taxation when the forfeiture restrictions applicable to the award, if any, lapse and the shares are transferred to the participant, whichever occurs later. If an other share-based award is payable in cash, such award will be taxable upon the actual or constructive receipt of the cash payment. If shares are issued or transferred to the participant in connection with the settlement of an other stock-based, the participant’s tax basis in the shares received will generally be equal to the fair market value of such shares upon the earlier of the date when the forfeiture restrictions lapse or the when shares are transferred, whichever occurs later. The participant’s holding period for the shares will generally begin when the forfeiture restrictions lapse or when the shares are transferred, whichever occurs later. Upon the sale of shares, the participant will recognize short-term or long-term capital gain or loss depending upon whether the shares have been held for more than one year after the later of the date of when the forfeiture restrictions lapse or when the shares are transferred to the participant. If shares transferred or issued to a participant upon the grant of an other stock-based award are subject to forfeiture, the participant may be able to make an election under Section 83(b) of the Code, as described above in the section relating to restricted stock.

Code Section 162(m).    Under Section 162(m) of the Code, the Company or a subsidiary, as applicable, generally may not deduct remuneration paid to our CEO and our three highest paid executive officers other than the CEO and CFO (as disclosed on our proxy statement) to the extent that such remuneration exceeds $1,000,000, unless such remuneration is “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Under the Stock Incentive Plan, the Committee may, in its discretion, grant awards that are intended to qualify as performance-based compensation. However, the Committee retains the discretion to grant awards under the Stock Incentive Plan that are not deductible under Section 162(m) of the Code. The timing of any deduction relating to stock-based awards depends on the type of award and, with respect to a non-qualified stock option, when the option is exercised or, with respect to restricted stock, whether an election under Section 83(b) of the Code was made or, if such an election was not made, the time at which the shares are no longer subject to forfeiture.

Code Section 409A.    Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any award that provides for the deferral of compensation, such as deferred stock or RSUs that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the Code in order to avoid certain adverse tax consequences. If the requirements of Section 409A of the Code are not met, amounts deferred under the Stock Incentive Plan during the taxable year and all prior taxable years (to the extent not already included in gross income) will generally be included in the participant’s taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been paid to the participant. In addition, the violation of Section 409A of the Code will result in an additional tax to the participant of 20% of the deferred amount plus interest computed from the date on which the award was granted, or if later, the date on which it vested. Participants are urged to consult their tax advisors to determine if Section 409A of the Code is applicable to their awards. In addition, a failure to comply with Section 409A of the Code could result in a change in the timing of tax deductions previously taken by the Company.

Code Section 280G.    If the vesting and/or payment of an award made to certain of our executives or consultants (referred to as “disqualified individuals” in Section 280G of the Code) occurs in connection with a change in control of the Company, such vesting and/or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive in connection with such change in control, may result in an “excess parachute payment” (as defined in Section 280G of the Code). Section 4999 of the Code imposes a 20% excise tax on the amount of the “excess parachute payment” received by the “disqualified individual,” and Section 280G of the Code precludes the Company or a subsidiary, as applicable, from deducting such “excess parachute payment.”

Other Federal Tax Consequences.    Pursuant to the Patient Protection and Affordable Care Act, individuals with adjusted gross income in excess of certain limits are subject to an additional Medicare tax on certain items of investment income, including dividends and capital gains. Upon the exercise of a non-qualified stock option, the vesting of restricted stock, and the transfer or issuance of deferred stock, a participant who is an employee will be responsible for paying employment taxes (e.g., Social Security and Medicare) based on the value of the portion of the award then being exercised, vested, issued or transferred, as applicable. No such employment taxes are payable upon the exercise of an incentive stock option, even if the applicable holding periods are not satisfied. Similar rules as those described above apply to participants that are consultants and non-employee directors, except such participants are responsible for both the employer and employee portion of such employment taxes (while employees are responsible for only the employee portion of such taxes). Participants are urged to consult their tax advisers to determine the impact of the Patient Protection and Affordable Care Act and employment taxes on their awards.

New Plan Benefits.    The benefits that will be awarded or paid under the Stock Incentive Plan are not currently determinable. Awards granted under the Stock Incentive Plan are within the discretion of our Compensation Committee, and our Compensation Committee has not yet made any determinations with respect to future awards, or who might receive them.

The Board of Directors recommends a vote “FOR” the approval of the H&E Equipment Services, Inc. 2016 Stock-Based Incentive Compensation Plan.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that Section. This report shall not be deemed “incorporated by reference” into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filings, except to the extent that the Company specifically incorporates it by reference.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange Act with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2016 Annual Meeting.

COMPENSATION COMMITTEE

Paul N. Arnold, Chairman

Lawrence C. Karlson

Patrick L. Edsell

Thomas J. Galligan III

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program together with a description of the material factors underlying the decisions which resulted in the compensation provided to the Company’s Chief Executive Officer (“CEO”), President and Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”) (collectively, the named executive officers (“NEOs”)) for 2015 (as presented in the tables which follow this CD&A). The company did not have any other executive officers during the year ended December 31, 2015.

Executive Summary

The Company’s executive compensation program is designed to attract, retain and motivate a team of highly qualified senior executives who will promote both the near-term and long-term interests of our stockholders, while simultaneously discouraging excessive risk-taking by the Company’s management. The Company seeks to achieve these goals by compensating our executives through a combination of base salary, annual cash bonus opportunities and long-term equity incentive awards. The Company is committed to linking pay to performance on an individual and company-wide basis. As a result, the Company generally does not enter into employment, change in control or severance agreements with our senior executives and does not provide supplemental executive retirement benefits, which the Company generally believes to be inconsistent with a performance-oriented approach to compensation (other than NEO participation in a Company sponsored 401(k) plan and accelerated vesting of certain equity awards made to NEOs upon a change in control).

The Company’s compensation policies and decisions during fiscal 2015 were influenced by a variety of factors, including the fluctuating macroeconomic conditions within our industry and market, the NEO’s individual experience, level of responsibility and performance as part of the Company’s senior management team, the recommendation of management, the Pearl Meyer Study (as defined below) and the Axiom Report (as defined below), as well as the continued achievements of the Company and executive management team as a whole, including in such areas as cash management, increasing stockholder value, new branch openings and upgrading the Company’s fleet. Based on these factors, the Compensation Committee (the “Committee”) approved salary increases and bonuses for 2015 for each of the NEOs.

Compensation Committee

The Committee is currently composed of four non-employee directors, each of whom is an independent director under the NASDAQ listing standards and the SEC rules. The Committee has responsibility for determining and implementing the Company’s philosophy with respect to executive compensation. Accordingly, the Committee has overall responsibility for approving and evaluating the various components of the Company’s executive compensation program. The Committee meets at least twice per year (and more often as necessary) to discuss and review the compensation of the NEOs. The Committee annually reviews and approves the compensation of the CEO. The Committee also reviews and approves the compensation of the other NEOs after considering the recommendations of the CEO. In establishing and reviewing compensation for the NEOs, the Committee considers, among other things, the financial results of the Company, recommendations of management and financial and compensation data for comparable companies.

In January 2012, the Committee engaged Axiom Consulting Partners (“Axiom”), an independent compensation consultant, to provide the Committee a better understanding of peer compensation packages and to assist the Committee in setting NEO compensation. Axiom presented to the Committee an executive compensation study (the “Axiom Report”) at the Committee’s meeting on July 26, 2012. The Committee took the Axiom Report into account generally in determining the NEO’s 2012 and 2013 annual bonuses and setting their 2013 and 2014 compensation, in each case for the CEO, COO and CFO. The Axiom Report included market data for a peer group of companies (as described below in further detail).

In the third quarter of 2014, the Committee engaged Pearl Meyer & Partners (“Pearl Meyer”) as the Committee’s independent compensation consultant with respect to compensation matters. In connection with its engagement by the Committee, Pearl Meyer prepared a compensation study, dated October 30, 2014, that encompassed all areas of compensation, including salary ranges, bonus plans and long-term incentives (the “Pearl Meyer Study”). As described below in further detail, the Committee referred to the Pearl Meyer Study in determining 2014 annual bonuses for the NEOs.

The Committee operates under a written charter adopted by the Board of Directors of the Company on May 29, 2013. A copy of this charter is available on our Internet website at www.he-equipment.com under the heading “Investor Relations/Corporate Governance.”

Executive Compensation Philosophy and Objectives

The Committee’s goals in structuring the Company’s compensation program for its NEOs are to:

•	provide incentives to achieve Company financial objectives;

•	provide long-term incentives for the executive officers;

•	set compensation levels competitively to attract and retain high quality executives and to motivate them to contribute to the Company’s success; and

•	align the interests of executives with the interests of our stockholders.

The Committee has determined that to achieve these objectives, the Company’s executive compensation program should reward both individual and Company short-term and long-term performance. To this end, the Committee believes that executive compensation packages provided by the Company to its executive officers, including its NEOs, should generally include both cash and stock-based compensation. However, the Committee does not rely on any policy or formula in determining the appropriate mix of cash and equity compensation, nor does it rely on any policy or formula in allocating long-term compensation to different forms of awards.

Setting Executive Compensation; Processes; Role of Management

In making compensation decisions, the Committee considers the recommendations of management. A complete description of the Committee’s processes and the role of executives in setting compensation can be found earlier in this Proxy Statement in the section entitled “Corporate Governance — Committees of the Board of Directors — Compensation Committee.”

The Committee also considers corporate performance, the collective performance of the executive management team, an executive’s level of experience and responsibility and an executive’s current and past compensation levels. In addition, at times, the Committee reviews market data for comparable companies to develop a general sense of executive compensation at companies with which the Company believes it competes when hiring management employees.

In determining annual bonuses for the NEOs in 2015, the Committee also took into account the Pearl Meyer Study, which provided compensation data for comparable companies. The Committee does not attempt to establish or maintain a specific percentile with respect to peer group companies in determining compensation for the NEOs. However, the Committee does periodically review information regarding compensation trends and levels from a variety of sources in making compensation decisions.

Although the advisory stockholder vote on executive compensation is non-binding, the Committee also considered, and will continue to consider, the outcome of the vote when making compensation decisions for the NEOs. At the 2015 Annual Meeting of Stockholders held on May 15, 2015, approximately 96.8% of the stockholders who were eligible to vote on the “say on pay” proposal approved the compensation of our NEOs, while approximately 3.1% voted against such approval and approximately 0.1% abstained. The Committee believes that the results of the say on pay vote constitute compelling evidence of strong stockholder support of the Company’s existing compensation philosophy and objectives and the Committee’s actions and decisions with respect to NEO compensation, and, therefore, the Committee did not make material changes to its compensation philosophy and objectives as a result of such vote. The Company currently holds a say-on-pay vote on an annual basis in accordance with the preference expressed by our stockholders at our 2011 Annual Meeting. Accordingly, after this year’s vote, the Company expects to hold the next say-on-pay vote at our 2017 Annual Meeting.

2015 Executive Compensation Components

The Company’s executive compensation program is composed of three principal components:

•	base salary;

•	cash bonuses; and

•	long-term incentives, consisting of equity awards.

In making decisions with respect to any element of an NEO’s compensation, the Committee considers the total current compensation that such NEO may be awarded and any previously granted unvested equity awards. The Committee’s goal is to provide compensation that is reasonable in relation to the Company’s compensation philosophy and objectives when all elements of potential compensation are considered.

The Company generally does not employ senior executives pursuant to employment agreements, and none of the NEOs currently has an employment contract. However, the Company entered into restrictive covenant agreements during 2015 with each of Ms. Magee and Mr. Barber. Each of the restrictive covenant agreements provides that, during the NEO’s employment with the Company and for a period of 12 months following a termination of employment for any reason, the executive will not engage in any business that competes with the business of the Company, solicit customers or other business relationships of the Company or its affiliates or solicit the services of any person who was an employee or independent contractor of the Company within six months prior to such solicitation. The restrictive covenant agreements also include an assignment of intellectual property rights in favor of the Company and, for an indefinite period following any termination, require the executive to cooperate in Company-related litigation. The agreements each also prohibit the executive from making remarks that disparage the Company and its affiliates. In consideration for their entering into the restrictive covenants agreements, Ms. Magee and Mr. Barber each received a one-time grant of restricted stock, as described in further detail below.

Base Salaries

In General.    The Company provides NEOs with base salaries as a component of total remuneration to compensate them for services rendered during the fiscal year. In determining base salaries, the Committee takes into account several factors, including:

•	historical information regarding compensation previously paid to NEOs;

•	the individual executive’s experience and level of responsibility; and

•	the performance of the Company and the executive management team.

In addition, at times the Committee considers base salaries paid by comparable companies. The Committee uses peer group data in a general sense to gauge the range of base salary levels of executive officers of such peer group companies in order to confirm the reasonableness of the base salaries of the NEOs and does not engage in benchmarking.

In the absence of a promotion or special circumstances, the Committee reviews and approves executive salaries once annually.

Consideration of 2015 Base Salaries.    The Committee considered the following factors in setting the NEOs’ base salaries for 2015: the fluctuating macroeconomic conditions within our industry and market; the NEOs’ individual experience, level of responsibility and performance as part of the Company’s senior management team, including in the areas of cash management, increasing stockholder value, new branch openings and upgrading the Company’s fleet; the recommendations of management; the Pearl Meyer Study; and the other factors discussed above. Based on these factors, the Committee approved increases in base salary for 2015 for Mr. Engquist and Ms. Magee in an amount of approximately 3.0% and for Mr. Barber in an amount of approximately 7.7%. The following table sets forth the NEOs’ base salaries for 2015 and compares them with the NEOs’ base salaries for 2014:

Executive	2015 Base Salary	As Compared to 2014 Base Salary
John M. Engquist	$817,000	$24,000, or 3.0%, increase from $793,000
Leslie S. Magee	$409,000	$12,000, or 3.0%, increase from $397,000
Bradley W. Barber	$460,000	$33,000, or 7.7%, increase from $427,000

Annual Bonuses

In General.    Annual cash bonuses are included as part of the executive compensation program because the Committee believes that a significant portion of each NEO’s compensation should be contingent on the annual performance of the Company, as well as the collective annual performance of the executive management team. The Committee believes that this structure is appropriate because it aligns the interests of management and stockholders by rewarding executives for strong annual performance by the Company.

The NEOs are eligible for an annual bonus payable at the discretion of the Committee. In determining bonuses, the Committee typically takes into account bonus guidelines that are determined by the Committee in consultation with the CEO and other members of management. The guidelines, if adopted, are based on the Company’s achievement of financial targets. The Committee reviews and approves these guidelines after discussion and in consultation with the CEO. Actual bonus amounts may differ from those provided under the guidelines since the Committee and CEO retain full discretion in determining bonuses.

After the close of a fiscal year, the Committee generally determines and approves the amount of the annual bonus earned by each NEO for such fiscal year. The bonus is typically paid in February or March following the fiscal year to which the annual bonus relates. At the discretion of the Committee, a portion of the bonus may be deferred, which deferred portion generally will be paid in two equal annual installments over the following two years and accrue interest at the Prime rate, which is reset annually each January 1st to the rate then in effect.

Consideration of 2015 Annual Bonus.    For fiscal year 2015, the Committee approved bonus guidelines for the NEOs based on the Company’s achievement of specified threshold and target levels of earnings before interest, taxes, depreciation and amortization (EBITDA) and return on gross net assets (ROGNA). For the Committee’s purposes, ROGNA is defined as income (loss) from continuing operations before interest, taxes, depreciation and amortization adjusted for non-recurring items (or Adjusted EBITDA) divided by the sum of the average of gross rental equipment, gross property and equipment and net working capital. These financial objectives have been determined by the Committee to be the appropriate metrics to use for the 2015 bonus guidelines because EBITDA is familiar to and targeted by the executive management team and because ROGNA is a metric that demonstrates management’s efficiency at managing assets and costs to generate earnings. These financial objectives are also consistent with the Committee’s compensation philosophy of linking executive performance to the Company’s financial performance.

Under the 2015 bonus guidelines, separate bonus amounts were calculated based on actual EBITDA and ROGNA levels, as compared to target EBITDA and ROGNA levels approved by the Committee, provided that a minimum ROGNA level was required to be obtained before any bonus was paid. The Committee believes that a minimum ROGNA level underscores the importance of the NEO’s continued management of Company assets. The bonus ranges based on EBITDA were given a weight of 60% and the bonus ranges based on ROGNA were given a weight of 40% in determining the recommended bonus amount. The Committee believes the relative weight was appropriate to motivate management to achieve EBITDA at or above the budgeted level, while at the same time managing Company assets. Bonus amounts are calculated as a percentage of base salary and increase incrementally based on increases in EBITDA and ROGNA as compared to the target EBITDA and ROGNA levels.

Under the 2015 guidelines, Mr. Engquist had a target bonus of 100% of his base salary and a maximum bonus potential of 150% of his base salary, while Ms. Magee and Mr. Barber had target bonuses of 65% and 75% of their base salaries, respectively, and maximum bonus potentials of 100% of their respective base salaries. The Committee felt that these bonus ranges were set at a level that appropriately reflected the Company’s budgeted targets, the economic landscape and the Company’s excellent performance during 2015. The Company does not publicly disclose specific internal income or operation objectives due to the competitive nature of its industry. In addition, specific targets under the management incentive guidelines are not disclosed because (i) the Committee has discretion with respect to the guidelines and (ii) such disclosure would signal where the Company places its strategic focus and would impair the Company’s ability to gain a competitive advantage from its business plan. In addition, disclosing short-term compensation objectives would contradict the Company’s long-term financial focus and could result in confusion for investors.

As described above, based upon the Company’s 2015 performance, the Committee determined to pay discretionary cash bonuses to each of Messrs. Engquist and Barber and Ms. Magee in March 2016. The Committee approved a 2015 discretionary cash bonus of $375,000 (or 45.9% of his base salary) for Mr. Engquist. The Company approved 2015 discretionary cash bonuses of $140,000 and $162,500 for Ms. Magee and Mr. Barber, respectively (or approximately 34.2% and 35.3%, respectively, of their base salaries). The Committee determined that the bonus amounts for Messrs. Engquist and Barber and Ms. Magee were appropriate in light of the Company’s overall performance and in consideration of each executive’s contributions to this performance.

Long-Term Incentives

In General.    The Committee believes that NEOs should be compensated in part with equity interests in the Company in order to more closely align the long-term interests of stockholders and executives. The Committee also believes that equity awards are an important means of attracting and retaining qualified executives. Accordingly, the Committee provides long-term incentives by means of periodic grants of stock awards under the Incentive Plan. Stock awards available under the Incentive Plan include restricted stock, stock options and deferred stock.

All grants of equity compensation to NEOs are made by the Committee, and the Committee determines the size of long-term incentive awards in its discretion based upon a number of factors. The Committee’s decisions regarding whether grants are made and the type and size of any grants may be based upon Company performance, performance of the executive management team, performance of an individual NEO, position held, years of service, level of experience and potential of future contribution to the Company’s success, recommendations of the CEO, the Pearl Meyer Study and the other factors discussed above. In making decisions about future grants, the Committee may also consider long-term incentive grants previously awarded to the NEOs, long-term incentive grants given to other executive officers throughout the Company’s history and grant practices at comparable companies.

2015 Time-Based Restricted Stock Grants.    On May 14, 2015, the Committee approved grants of restricted stock as follows, effective August 3, 2015: Mr. Engquist — 33,624 shares; Ms. Magee — 12,791 shares; and Mr. Barber — 20,672 shares. When awarding grants to the NEOs, the Committee considered a variety of factors, as discussed above, including the performance of the executive management team and management’s leadership during the fluctuating macroeconomic conditions in our industry and market, which leadership substantially strengthened the Company’s liquidity and balance sheet.

Each of these awards vests in equal annual installments on the first, second and third anniversaries of the date of grant, conditioned on the executive’s continued employment with the Company on the applicable vesting date. The Committee believes that this vesting schedule serves to motivate and retain the recipients, providing continuing benefits to the Company beyond those achieved in the year of grant. Each of the awards granted to Messrs. Engquist and Barber and Ms. Magee will also vest in full upon a change in control of the Company, as described in more detail below under the heading “— Potential Payments Upon Termination or Change in Control.” Under the terms of these awards, in the event that an NEO’s employment with the Company is terminated for any reason, such NEO will forfeit all of his or her unvested shares of restricted stock. In addition, in the event that an NEO’s employment with the Company is terminated for cause, such NEO will forfeit all of his or her vested and unvested shares of restricted stock.

2015 Performance-Based Restricted Stock Unit Grants.    In 2015, the Committee introduced a new component of its long-term equity-based incentive program by making grants of restricted stock units, or RSUs, the vesting of which is based entirely upon the achievement of performance goals, as described below. The purpose of granting performance-based RSUs was to more closely align the interests of the Company’s NEOs with its stockholders, while being mindful of creating inappropriate incentives for executives to engage in excessive risk-taking, by increasing the role that long-term equity incentives play in the Company’s overall compensation program and making such equity incentives subject to the achievement of the Company’s financial performance over a three-year period.

On May 14, 2015, the Committee approved grants of RSUs with target share amounts as follows, effective August 4, 2015: Mr. Engquist — 30,474 shares; Ms. Magee — 11,593 shares; and Mr. Barber — 18,735 shares. When awarding grants of RSUs to the NEOs, the Committee considered a variety of factors, as discussed above with respect to the restricted stock component.

The RSUs may vest with respect to a number of shares that is between 0% and 200% of the target number of shares specified in the applicable award agreement. Vesting of shares occurs at the end of the three-year performance period, ending on December 31, 2017, based upon a weighted average of the Company’s achievement of pre-determined goals, during each of the three years of the performance period, with respect to the Company’s EBITDA growth (50% weighting), EBITDA margin (25% weighting) and rental gross profit growth (25% weighting). If the threshold level of performance is not achieved none of the RSUs will vest at the end of the performance period. If the threshold level of performance is achieved, 50% of the shares subject to the award will vest. If the target level of performance is achieved, 100% of the shares subject to the award will vest. If the maximum level of performance is achieved, 200% of the shares subject to the award will vest. If performance during any fiscal year falls between the threshold and target performance levels, or between the target and maximum performance levels, with respect to any of the three performance categories, the weighting for that category will be determined by linear interpolation.

Under the terms of the award agreements, at the conclusion of the performance period the grants of RSUs shall be settled exclusively in shares of the Company. The RSU grants do not automatically vest if a change of control of the Company occurs prior to the end of the performance period. Further, if the executive’s employment terminates for any reason prior to the end of the performance period, all RSUs subject to the award will be forfeited with no compensation due to the executive.

The Committee determined the approximate amount of the long-term incentive awards and awarded shares of restricted stock and RSUs that had a fair market value on the date of grant that approximated such amount. The approximate grant date fair market value of the restricted stock and RSUs granted to each executive in 2015 are reflected in the following table:

Executive	Restricted Stock (# shares)	Restricted Stock ($)(1)	Minimum RSUs (#)(2)	Minimum RSUs ($)	Target RSUs (#)	Target RSUs ($)(2)	Maximum RSUs (#)	Maximum RSUs ($)(2)
John M. Engquist	33,624	566,901	0	0	30,474	520,495	60,948	1,040,992
Leslie S. Magee	12,791	215,656	0	0	11,593	198,008	23,186	396,017
Bradley W. Barber	20,672	348,530	0	0	18,735	319,994	37,470	639,988

(1)	Dollar amount represents the fair value of shares underlying the award on August 3, 2015, the grant date of the award.

(2)	Dollar amount represents the fair value of the specified number of shares on August 4, 2015, the grant date of the award of performance-based RSUs.

The Company has no formal program, plan or practice to time the grant of equity awards to its executives in coordination with the release of material non-public information.

Additional Restricted Stock Grants.    In consideration for their entering into the restrictive covenant agreements described above, Ms. Magee was granted 14,911 shares of restricted stock on October 12, 2015 and Mr. Barber was granted 29,019 shares of restricted stock on August 14, 2015. Ms. Magee’s restricted stock will vest in substantially equal annual installments on the first five anniversaries of the grant date and Mr. Barber’s restricted stock will cliff vest on the fifth anniversary of the grant date. In addition, each NEO’s restricted stock will vest in full upon a change in control of the Company, as described in more detail below under the heading “— Potential Payments Upon Termination or Change in Control.” Under the terms of these awards, in the event that the NEO’s employment with the Company is terminated for any reason, such NEO will forfeit all of his or her unvested shares of restricted stock. In addition, in the event that the NEO’s employment with the Company is terminated for cause, such NEO will forfeit all of his or her vested and unvested shares of restricted stock.

Stock Ownership/Retention Guidelines.    The Company does not require its NEOs to maintain a minimum ownership interest in the Company.

Other Compensation and Perquisite Benefits

401(k) Plan.    In addition to the principal categories of compensation described above, the NEOs are eligible to participate in the Company’s broad-based health and welfare benefit plans on the same terms and conditions as are available to all employees generally, including medical, dental, disability and life insurance. The Company also sponsors a 401(k) plan. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all employees, including the NEOs, are able to contribute to the 401(k) plan up to the limit prescribed by the Internal Revenue Code of 1986, as amended (the “Code”), on a before-tax basis. The Company makes a matching contribution of 50% of the first 4% of pay contributed by the employee to the 401(k) plan. Annual salary subject to the Company match is capped at a maximum amount prescribed by the IRS each year. All contributions made by a participant vest immediately and matching contributions made by the Company vest over the employee’s first five years of eligible service, in annual increments of 25% beginning after the employee has completed two years of eligible service. These benefits are not tied to any individual or corporate performance objectives and are intended to be part of an overall competitive compensation program.

Other Benefits and Perquisites.    The NEOs are not generally entitled to benefits that are not otherwise available to all of our employees. In this regard it should be noted that the Company does not provide pension arrangements (other than the 401(k) Plan), post-retirement health coverage or similar benefits for its executives. However, the NEOs are entitled to long-term disability benefits, annual automobile allowances and other automobile benefits, such as fuel costs, which are noted in the “All Other Compensation” column in the Summary Compensation Table shown below.

Mr. Engquist does not receive an annual automobile allowance. Instead, Mr. Engquist is given use of an automobile which the Company purchased in 2010. The Company also provides Mr. Engquist with certain automobile benefits, such as fuel and maintenance costs, in connection with his use of this automobile. The Company and the Committee believe that the benefits described above are consistent with the goal of attracting and retaining superior executive talent. No NEO is entitled to be “grossed up” by the Company in connection with taxes incurred by the NEO in connection with the receipt of these perquisites.

Tax and Accounting Implications

Deductibility of Certain Compensation

Section 162(m) of the Code limits the amounts that may be deducted by a public company for compensation paid to certain individuals to $1,000,000 except to the extent that compensation in excess of $1,000,000 is “qualifying performance-based compensation” as defined by Section 162(m). None of the compensation paid to the NEOs for 2015 was considered qualifying performance-based compensation and therefore, the Company’s ability to deduct such compensation was subject to the $1,000,000 limit. The Committee intends to maintain flexibility to pay compensation that is not deductible when the best interests of the Company make that advisable. In approving the amount and form of compensation for the NEOs, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

Section 409A

Section 409A of the Code imposes a 20% additional tax and interest on the recipient of “nonqualified deferred compensation” that fails to satisfy the requirements of the statute with respect to the timing of deferral elections, the timing of payments and certain other matters. Accordingly, as a general matter, the Company attempts to structure its compensation and benefit plans and arrangements for all of its employees, including the NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A. No NEO is entitled to be “grossed up” by the Company for any additional tax or interest imposed on the executive by Section 409A as a result of any compensation that is not exempt from and does not satisfy the requirements of Section 409A.

Section 280G

Section 280G of the Code imposes certain penalties on “excess parachute payments” made to certain executives and high-level employees in connection with a change in control. Stock options or restricted stock awards that are accelerated upon the occurrence of a change in control of the Company may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G. The Company is not permitted to take a deduction for any “excess parachute payments” and Section 4999 of the Code imposes a 20% excise tax on the recipients of such payments. As described in more detail below under the heading “— Potential Payments Upon Termination or Change in Control,” awards under the Incentive Plan to the NEOs will vest upon a change in control of the Company and, therefore, may give rise, in whole or in part, to an “excess parachute payment.” No NEO is entitled to be “grossed up” by the Company for any excise tax incurred by the NEO as a result of an “excess parachute payment.”

Accounting Implications

The Committee considers the potential accounting impact in connection with equity compensation matters; however, these considerations do not significantly affect decisions on grants of equity compensation.

Compensation Risk Assessment

The Committee has determined that there are no risks arising from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on its business or operations.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executives serve as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Company’s Compensation Committee. None of the Company’s executives serve as a member of the compensation committee of an entity that has an executive officer serving as a member of the Company’s Board of Directors. All of the members of the Compensation Committee served on the Compensation Committee during all of the last completed fiscal year of the Company. No member of the Compensation Committee is a former or current executive officer or employee of the Company or any of its subsidiaries.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of our NEOs for the fiscal years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
John M. Engquist	2015	817,003	375,000	1,087,396	—	19,649	2,299,048
Chief Executive Officer and Director	2014	791,938	925,167	499,961	—	22,664	2,239,730
	2013	769,027	770,000	299,990	—	22,264	1,861,281
Leslie S. Magee	2015	408,990	140,000	713,673	—	17,707	1,280,370
Chief Financial Officer and Secretary	2014	396,446	304,367	199,999	—	19,410	920,222
	2013	383,519	256,667	175,007	—	18,850	834,043
Bradley W. Barber	2015	459,992	162,500	1,168,521	—	21,415	1,812,428
President & Chief Operating Officer	2014	426,400	355,833	274,980	—	20,105	1,077,318
	2013	413,493	276,000	200,008	—	22,133	911,634

(1)	Amounts represent base salaries for the NEOs.

(2)

The 2015 bonus for each of Mr. Engquist, Ms. Magee and Mr. Barber were paid in cash during the first quarter of 2016. The 2014 bonuses for Mr. Engquist, Ms. Magee and Mr. Barber were paid approximately 86%, 85%, and 90%, respectively, in cash during the first quarter of 2015 and 7.0%, 7.5% and 5.0%, respectively, was paid in cash during the first quarter of 2016, together with accrued interest in effect at January 1, 2016, with the remaining 7.0%, 7.5% and 5.0%, respectively, to be paid during the first quarter of 2017, together with accrued interest on the unpaid balances at the prime rate in effect on January 1st of the then-current year. The 2013 bonuses for Mr. Engquist, Ms. Magee and Mr. Barber were paid 75% in cash during the first quarter of 2014 and 12.5% in cash during the first quarters of both 2015 and 2016, together with accrued interest in effect at January 1st of the then-current year. The prime rate at January 1, 2016 and 2015 was 3.50% and 3.25%, respectively.

(3)	Amounts shown represent the sum of (i) the grant date fair value (computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”)) of restricted stock granted in fiscal years 2015, 2014 and 2013 and (ii) the grant date fair value of the target number of shares underlying the performance-based RSUs granted in 2015. No column is presented above for Option Awards as no options were granted to the NEOs during the periods presented.

(4)	The amounts reported for each of the NEOs in “All Other Compensation” are shown below:

Name	Year	Perquisites and Other Personal Benefits ($)(a)	Insurance Premiums ($)(b)	Company Contributions to 401(k) Plan ($)	Total ($)
John M. Engquist	2015	16,466	693	2,490	19,649
	2014	19,552	693	2,419	22,664
	2013	19,142	693	2,429	22,264
Leslie S. Magee	2015	11,814	693	5,200	17,707
	2014	13,517	693	5,200	19,410
	2013	14,247	693	3,910	18,850
Bradley W. Barber	2015	15,522	693	5,200	21,415
	2014	14,212	693	5,200	20,105
	2013	16,940	693	4,500	22,133

(a)	Amounts shown in this column include the following for each NEO:

Name	Year	Company Provided Automobile ($)(c)	Automobile Allowance ($)	Other Automobile Benefits ($)	Total Perquisites and Other Personal Benefits ($)
John M. Engquist	2015	13,510	—	2,956	16,466
	2014	15,275	—	4,277	19,552
	2013	15,510	—	3,632	19,142
Leslie S. Magee	2015	—	9,000	2,814	11,814
	2014	—	9,000	4,517	13,517
	2013	—	9,000	5,247	14,247
Bradley W. Barber	2015	—	9,000	6,522	15,522
	2014	—	9,000	5,212	14,212
	2013	—	9,000	7,940	16,940

(b)	Includes payments by the Company on behalf of the NEOs of long-term disability insurance premiums.

(c)	The value of Mr. Engquist’s Company-provided automobile is calculated based on 100% of the annual lease value of the automobile.

2015 GRANTS OF PLAN-BASED AWARDS TABLE

The table below sets forth information regarding grants of plan-based awards made to each of the NEOs during 2015.

Name	Grant Date of Equity Award		Estimated Future Payouts under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units		2015 Grant Date Fair Value of Stock and Option Awards ($)
			Minimum (Shares)	Target (Shares)	Maximum (Shares)
John M. Engquist	8/3/2015	(1)	—	—	—	33,624	(4)	566,901
	8/4/2015	(2)	—	30,474	60,948	—		520,495
Leslie S. Magee	8/3/2015	(1)	—	—	—	12,791	(4)	215,656
	8/4/2015	(2)	—	11,593	23,186	—		198,008
	10/12/2015	(1)	—	—	—	14,911	(5)	300,009
Bradley W. Barber	8/3/2015	(1)	—	—	—	20,672	(4)	348,530
	8/4/2015	(2)	—	18,735	37,470	—		319,994
	8/14/2015	(1)	—	—	—	29,019	(5)	499,997

(1)	Grant of restricted stock.

(2)	Grant of performance-based RSUs.

(3)	These amounts represent the range of stock-based compensation that might be realized under the 2015 grants of performance-based RSUs granted under the Incentive Plan. The potential payouts are based on performance and are therefore at risk. The performance measures are based upon the Company’s achievement of pre-determined goals with respect to the Company’s financial performance over a three-year performance period, as described in “Compensation Discussion and Analysis — Long-Term Equity Incentives” above. The vesting of the performance-based RSUs from the 2015 award will occur on December 31, 2017, conditioned on the NEOs continuous employment through such date. Performance-based RSUs do not automatically vest upon a “change in control” of the Company. Performance-based RSUs will be settled in shares of the Company. Fair values of award as shown above are based on the number of target shares at a $17.08 price per share, the closing price of the Company’s common stock on August 4, 2015, the date of grant.

(4)	Represents shares of restricted stock granted in fiscal year 2015 under the Incentive Plan. One-third of the shares subject to the awards will vest on each of the first three anniversaries of the grant date, conditioned on the NEO’s continued employment with the Company through the applicable vesting date. Fair values of award as shown above are based on a $16.86 price per share, the closing price of the Company’s common stock on August 3, 2015, the date of grant.

(5)	Represents shares of restricted stock granted in fiscal year 2015 in consideration for Ms. Magee’s and Mr. Barber’s execution of restrictive covenant agreements. One-fifth of the shares subject Ms. Magee’s award will vest on each of the first five anniversaries of the grant date and 100% of Mr. Barber’s award will cliff vest on the fifth anniversary of the grant date, in each case, conditioned on the NEO’s continued employment with the Company through the applicable vesting date. Fair value of Ms. Magee’s award as shown above is based on a $20.12 price per share, the closing price of the Company’s common stock on October 9, 2015, the most recent trading date prior to the effective date of Ms. Magee’s restrictive covenant agreement. Fair value of Mr. Barber’s award as shown above is based on a $17.23 price per share, the closing price of the Company’s common stock on August 13, 2015, the closing price of the Company’s common stock on August 12, 2015, the most recent trading date prior to the effective date of Mr. Barber’s restrictive covenant agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2015 TABLE

The table below sets forth the number of securities underlying outstanding plan awards for each NEO as of December 31, 2015.

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
John M. Engquist	4,600	(2)	80,408
	8,806	(3)	153,929
	33,624	(4)	587,748
	30,474	(5)	532,686
Leslie S. Magee	2,684	(2)	46,916
	3,523	(3)	61,582
	12,791	(4)	223,587
	11,593	(5)	202,646
	14,911	(6)	260,644
Bradley W. Barber	3,067	(2)	53,611
	4,844	(3)	84,673
	20,672	(4)	361,347
	18,735	(5)	327,488
	29,019	(7)	507,252

(1)	Dollar values are based on the closing price of the Company’s common stock on December 31, 2015, or $17.48 per share.

(2)	Represents restricted stock grants made on July 1, 2013 under the Incentive Plan. The number of shares that will vest based on each NEO’s continued employment and the applicable vesting dates are reported in the supplemental table below.

(3)	Represents restricted stock grants made on August 1, 2014 under the Incentive Plan. The number of shares that will vest based on each NEO’s continued employment and the applicable vesting dates are reported in the supplemental table below.

(4)	Represents restricted stock grants made on August 3, 2015 under the Incentive Plan. The number of shares that will vest based on each NEO’s continued employment and the applicable vesting dates are reported in the supplemental table below.

(5)	Represents the target number of performance-based restricted stock units granted on August 4, 2015 under the Incentive Plan. The actual number of shares that vest in accordance with such award is subject to the achievement of performance goals over a three-year performance period, as described in “—Long Term Incentives—2015 Restricted Stock Unit Grants”.

(6)	Represents restricted stock grant made on October 12, 2015 to Ms. Magee in consideration for her execution of a restrictive covenant agreement. The number of shares that will vest based on her continued employment and the applicable vesting dates are reported in the supplemental table below.

(7)	Represents restricted stock grant made on August 14, 2015 to Mr. Barber in consideration for his execution of a restrictive covenant agreement. The number of shares that will vest based on his continued employment and the applicable vesting date are reported in the supplemental table below.

Supplemental Vesting Table for Restricted Stock and Restricted Stock Units

Name	Grant Date		Vesting Date	Number of Shares Vesting (#)(2)
John M. Engquist	7/01/13		7/01/16	4,600
	8/01/14		8/01/16	4,403
			8/01/17	4,403
	8/03/15		8/03/16	11,208
			8/03/17	11,208
			8/03/18	11,208
	8/04/15	(1)	12/31/17	30,474
Leslie S. Magee	7/01/13		7/01/16	2,684
	8/01/14		8/01/16	1,761
			8/01/17	1,762
	8/03/15		8/03/16	4,263
			8/03/17	4,264
			8/03/18	4,264
	8/04/15	(1)	12/31/17	11,593
	10/12/15		10/12/16	2,982
			10/12/17	2,982
			10/12/18	2,982
			10/12/19	2,982
			10/12/20	2,983
Bradley W. Barber	7/01/13		7/01/16	3,067
	8/01/14		8/01/16	2,422
			8/01/17	2,422
	8/03/15		8/03/16	6,890
			8/03/17	6,890
			8/03/18	6,891
	8/04/15	(1)	12/31/17	18,735
	8/14/15		8/14/20	29,019

(1)	Represents an award of performance-based RSUs.

(2)	With respect to any award of performance-based RSUs, this column reflects the target number of shares subject to such award. The actual number of shares that vest in accordance with such award is subject to the achievement of performance goals over a three-year performance period, as described in “— Long Term Incentives — 2015 Restricted Stock Unit Grants”

2015 OPTION EXERCISES AND STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
John M. Engquist	7,416	(1)	138,160
	4,600	(2)	85,698
	4,403	(3)	79,254

Leslie S. Magee	2,317	(1)	43,166
	2,683	(2)	49,984
	1,761	(3)	31,698

Bradley W. Barber	2,661	(1)	49,574
	3,067	(2)	57,138
	2,421	(3)	43,578

(1)	Represents a restricted stock grant on July 1, 2012 to each of Mr. Engquist (22,247 shares), Ms. Magee (6,949 shares) and Mr. Barber (7,981 shares) under the Incentive Plan. One-third of the shares subject to each grant vested on July 1, 2015. Dollar values are based on the closing price of the Company’s common stock on July 1, 2015 (the vesting date) of $18.63 per share.

(2)	Represents a restricted stock grant on July 1, 2013 to each of Mr. Engquist (13,799 shares), Ms. Magee (8,050 shares) and Mr. Barber (9,200 shares) under the Incentive Plan. One-third of the shares subject to each grant vested on July 1, 2015. Dollar values are based on the closing price of the Company’s common stock on July 1, 2015 (the vesting date) of $18.63 per share.

(3)	Represents a restricted stock grant on August 1, 2014 to each of Mr. Engquist (13,209 shares), Ms. Magee (5,284 shares) and Mr. Barber (7,265 shares) under the Incentive Plan. One-third of the shares subject to each grant vested on August 1, 2015. Dollar values are based on the opening price of the Company’s common stock on August 3, 2015, the first trading date following the weekend vesting date, of $18.00 per share.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Upon Termination of Employment.    None of our NEOs are, or were at any time during the 2015 fiscal year, party to an employment agreement, severance agreement or any other type of agreement which provides benefits upon a termination of employment. Upon a termination of employment for any reason, all unvested shares of restricted stock and RSUs will be forfeited with no compensation due to the executive.

Payments Upon Change in Control.    Each restricted stock award granted under the Incentive Plan to our NEOs provides for immediate vesting of all unvested shares of restricted stock in the event of a “change in control.” If a “change in control” occurred on December 31, 2015, Mr. Engquist, Ms. Magee and Mr. Barber would have vested in 47,030, 33,909 and 57,601 shares of restricted stock, respectively. Based on the closing price of our common stock on December 31, 2014 ($17.48), the value of such shares held by Mr. Engquist, Ms. Magee and Mr. Barber would have been $822,084, $592,729, and $1,006,865, respectively. Upon a change in control, awards of performance-based RSUs do not automatically vest, however, the Compensation Committee may in its discretion, fully vest such award, cause the surviving corporation to assume or replace such award with a comparable award or take any other action with respect to the vesting of such award as permitted under the Incentive Plan.

Generally, a “change in control” is defined under the Incentive Plan as:

•	The acquisition of 35% or more of the Company’s voting securities;

•	A change in the composition of a majority of the Board of Directors;

•

A merger or consolidation where the Company’s stockholders immediately before the merger or consolidation own 70% or less of the voting power of the surviving corporation immediately after the merger or consolidation;

•	A complete liquidation or dissolution of the Company, or a sale of substantially all of its assets; or

•	A share exchange in which the stockholders of the Company immediately before such exchange own 70% or less of the voting power of the corporation resulting from such exchange.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 about the shares of our common stock that may be issued upon the exercise of options under our Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	51,000	$17.80	3,304,449
Equity compensation plans not approved by security holders	—	—	—

Total	51,000	$17.80	3,304,449

ITEM 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Pursuant to Section 14A of the Exchange Act, we are providing Company stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs, which is described in the section titled “Compensation Discussion and Analysis” and in the related compensation tables and narrative discussion in this Proxy Statement. This vote is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the rules of the SEC. As described more fully in this Proxy Statement, including in the Compensation Discussion and Analysis and the related tables and narrative discussion, our compensation program is designed to provide incentives to our executives for the Company’s achievement of financial objectives. In addition, our program is designed to align the interests of executives with the interests of our stockholders, provide long-term incentives and set compensation at levels sufficiently competitive to attract and retain high quality executives and to motivate them to contribute to our success.

Vote Required; Board Recommendation

If a quorum is present, the non-binding advisory approval of the executive compensation described in this Proxy Statement requires the affirmative vote of a majority of shares present, in person or by Proxy and entitled to vote on the matter at the Annual Meeting. Shares voted in person or represented by Proxy which are not voted for approval of our executive compensation (by voting no or abstaining) will have the effect of voting against this proposal. Broker non-votes will not count toward the determination of whether this proposal is approved and will have no impact on the vote. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for approval of our executive compensation, as disclosed in this Proxy Statement. Because this stockholder vote is advisory, it will not be binding on the Company or the Board of Directors. Although the vote is non-binding, the Compensation Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. The Company’s current policy is to hold such an advisory vote every year.

Based on the foregoing, the Board is requesting that stockholders vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board of Directors recommends that stockholders vote to approve the compensation of the Company’s Named Executive Officers by voting FOR this resolution.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights Agreement

In connection with certain transactions involving the Company and its predecessors (the “Prior Transactions”), a predecessor company (“H&E Holdings”) entered into a registration rights agreement with affiliates of Bruckmann, Rosser, Sherrill & Co., Inc. (“BRS”), certain members of management and certain other entities. In connection with our initial public offering in February 2006, the parties amended and restated the registration rights agreement to provide that the registration rights agreement thereafter applies to our common stock held by the parties. The restated agreement provides that the registration rights that previously applied to units of H&E Holdings thereafter apply to the common stock held by the parties thereto.

Investor Rights Agreement

In connection with the Prior Transactions, H&E Holdings entered into an investor rights agreement with affiliates of BRS, Credit Suisse First Boston Corporation and other members of H&E Holdings (the “Investors”). Certain provisions of the investor rights agreement, including the provisions concerning tag-along rights, consent to a sale of H&E Holdings, and the grant of preemptive rights terminated upon the consummation of our initial public offering in February 2006. In connection with our initial public offering in February 2006, the parties amended and restated the investor rights agreement to also terminate the non-voting observer rights of one of the holders of our senior subordinated notes and to provide that the investor rights agreement thereafter applies to our common stock held by the parties. Pursuant to the terms of the restated investor rights agreement, subject to certain conditions, Investors holding 33% or more of the equity interests issued to the Investors on the date of the investor rights agreement (or successor securities) have the right on any two occasions to require us to register all or part of such equity interests under the Securities Act of 1933, as amended (the “Securities Act”), at our expense. In addition, the Investors are entitled to request the inclusion of any equity interests subject to the investor rights agreement in any registration statement at our expense whenever we propose to register any of our equity interests under the Securities Act. In connection with all such registrations, we agreed to indemnify the Investors against certain liabilities, including liabilities under the Securities Act.

Related Party Transactions

The Company maintains a policy that the Audit Committee review transactions in which the Company and its directors, executive officers or their immediate family members are participants to determine whether a related person has a direct or indirect material interest. The Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any such related party transaction. This policy has been communicated orally by the Board.

In determining whether to approve, disapprove or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable to the Company than terms that would otherwise be generally available to the Company if the transaction was entered into under the same or similar circumstances with a party unaffiliated with the Company and (2) the extent of the interest of the related party in the transaction.

Below are the related party transactions which occurred or were in effect during the year ended December 31, 2015. All such related party transactions, if entered into after the Company’s initial public offering in February 2006, have been approved or ratified by the Company’s Audit Committee or, if pursuant to contractual arrangements entered into prior to the Company’s initial public offering in February 2006, have been reviewed annually by the Audit Committee.

Mr. Engquist has a 50% ownership interest in T&J Partnership, from which we lease our Shreveport, Louisiana facility. Mr. Engquist’s mother beneficially owns 50% of the entity. In 2015, we paid the entity a total of $172,853 in lease payments.

Mr. Engquist has a 30.0% ownership interest in Perkins-McKenzie Insurance Agency, Inc. (“Perkins-McKenzie”), an insurance brokerage firm. Mr. Engquist’s mother and sister have a 12.0% and 6.0% interest, respectively, in Perkins-McKenzie. Perkins-McKenzie brokers a substantial portion of our commercial liability insurance. As the broker, Perkins-McKenzie receives from our insurance provider as a commission a portion of the premiums we pay to the insurance provider. In 2015, commissions paid to Perkins-McKenzie on our behalf as insurance broker totaled $867,740.

We purchase products and services from, and sell products and services to, B-C Equipment Sales, Inc. (“B-C”), in which Mr. Engquist has a 50% ownership interest. For the year ended December 31, 2015, our purchases from B-C totaled $214,497 and our sales to B-C totaled $66,174. Our accounts receivable balances at December 31, 2015 include a receivable from B-C for $67,934 and our accounts payable balances at December 31, 2014 include a payable to B-C for $6,490.

Mr. Engquist’s mother receives an annual stipend from the Company of $42,000 and participates in the Company’s health and dental insurance plans, pursuant to an obligation of the Company in connection with a retirement obligation which inured to Mrs. Engquist’s benefit.

Mr. Engquist’s son is an employee of the Company and received compensation totaling $411,230 for the year ended December 31, 2015.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Notice may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate Notice to you if you request one by writing or calling as follows: Investor Relations, 7500 Pecue Lane, Baton Rouge, LA 70809; Telephone: (225) 298-5200. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER BUSINESS

The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent as recommended by the Board of Directors.

By Order of the Board of Directors

Leslie S. Magee
Chief Financial Officer and Secretary

April 1, 2016

ANNEX A

H&E EQUIPMENT SERVICES, INC.

2016 STOCK-BASED INCENTIVE COMPENSATION PLAN

Adopted by the Board of Directors on March 24, 2016

Approved by the Shareholders [            ], 2016

H&E EQUIPMENT SERVICES, INC.

2016 STOCK-BASED INCENTIVE COMPENSATION PLAN

I. Purpose of the Plan

The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s Stock by such Employees, Consultants and Non-Employee Directors.

II. Definitions

A. “1934 Act” means the Securities Exchange Act of 1934, as amended.

B. “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

C. “Award” means an award of Deferred Stock, Restricted Stock, RSUs, Options or Other Stock-Based Award under the Plan.

D. “Award Agreement” means a written or electronic agreement, instrument or document furnished to a Participant evidencing an Award.

E. “Board” means the Board of Directors of the Company.

F. “Cause” means:

1. if the Participant is party to an effective employment, consulting, severance or other similar agreement with the Company, or a Subsidiary or Affiliate, and such term is defined therein, “Cause” shall have the meaning given in such other agreement;

2. if the Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in such agreement, “Cause” shall have the meaning provided in the applicable Award Agreement; or

3. if neither 1 nor 2 applies, the Participant’s (i) willful misconduct or gross negligence in connection with the performance of the Participant’s duties for the Company, its Subsidiaries or Affiliates; (ii) conviction of, or a plea of nolo contendere to, a felony or a crime involving fraud or moral turpitude; (iii) engaging in any business that directly or indirectly competes with the Company, or any Subsidiary or Affiliate; (iv) fraud, misappropriation, embezzlement or other theft or dishonesty relating to the Company, or any Subsidiary or Affiliate, (v) acts or omissions constituting a material failure to perform substantially and adequately the Participant’s duties with respect to the Company, its Subsidiaries or Affiliates or (vi) disclosure of trade secrets, customer lists or confidential information of the Company, its Subsidiaries or Affiliates to a competitor or unauthorized person.

G. “Change in Control” means:

1. the acquisition in one or more transactions by any “Person” (as such term is used for purposes of Section 13(d) or Section 14(d) of the 1934 Act) but excluding, for this purpose, the Company or its Subsidiaries or Affiliates, or any employee benefit plan of the Company, its Subsidiaries or Affiliates, of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the 1934 Act) of thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”);

2. the individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s Stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the “Incumbent Board” shall mean the Board as so reduced;

3. a merger or consolidation involving the Company if the Stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation;

4. a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

5. acceptance by Stockholders of the Company of shares in a share exchange if the Stockholders of the Company immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange.

H. “Code” means the Internal Revenue Code of 1986, as amended.

I. “Committee” means the Board or such committee designated by the Board to administer the Plan under Section IV.A.

J. “Company” means H&E Equipment Services, Inc., a Delaware Corporation, or any successor company or corporation.

K. “Company Stock” means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section XI.

L. “Consultant” means a person who provides bone fide services to the Company or its Subsidiaries other than in connection with the offer or sale of Company Stock or other securities of the Company in a capital-raising transaction and is not engaged in activities that directly or indirectly promote or maintain a market for Company Stock or other securities of the Company.

M. “Deferred Stock” means an Award made under Section VI of the Plan to receive Company Stock at the end of a specified Deferral Period.

N. “Deferral Period” means the period specified in an Award Agreement during which the receipt of a Deferred Stock Award under Section VI of the Plan will be deferred.

O. “Disability” means:

1. if the Participant is party to an effective employment, consulting, severance or other similar agreement with the Company, or a Subsidiary or Affiliate, and such term is defined therein, “Disability” shall have the meaning given in such other agreement;

2. if the Participant is not a party to an effective employment, consulting, severance or similar agreement or if such term is not defined therein, “Disability” shall have the meaning provided in the applicable Award Agreement;

3. if neither 1 nor 2 applies, “Disability” shall mean, as determined by the Committee in its sole discretion, that by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months (i) the Participant is receiving income replacement benefits for a period of not less than 3 months under an accident, disability or health plan of the Company, or any Subsidiary or Affiliate or (ii) the Participant is unable, as determined by the Committee in its sole discretion, to engage in any substantial gainful activity.

P. “Effective Date” means the date that the Plan is approved by the Company’s stockholders.

Q. “Employee” means an officer or other employee of the Company, a Subsidiary or an Affiliate including, without limitation, a director who is such an employee.

R. “Fair Market Value” means, on any given date, (i) if Company Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, the closing sales price for one share of Company Stock as quoted on such exchange or system (x) on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported) (the “Reported Price”) or (y) based upon the average Reported Price during a period that is within 30 days of the day of determination, as determined by the Committee; (ii) if (i) does not apply, then if Company Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for Company Stock on the day of determination or during a period that is within 30 days of the day of determination (or, if no bids and asks were reported on such date(s), on the last trading date(s) such bids and asks were reported); or (iii) if (i) and (ii) do not apply, such amount as the Committee in its discretion may in good faith determine is the value of one share of Company Stock in accordance with Section 409A of the Code and the regulations thereunder (and, with respect to Incentive Stock Options, in accordance with Section 422 of the Code and the regulations thereunder).

S. “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

T. “Individual Limit” shall have the meaning given in Section V.B.

U. “Individual Director Limit” shall have the meaning given in Section V.B.

V. “ISO Limit” shall have the meaning given in Section V.B.

W. “Non-Employee Director” means a member of either (i) the Board or (ii) the board of directors of a Subsidiary or Affiliate and, in either case, who is not an Employee.

X. “Non-Qualified Option” means an Option that is not an Incentive Stock Option.

Y. “Option” means any option to acquire Company Stock granted from time to time under Section VIII of the Plan.

Z. “Other Stock-Based Award” means a right granted under Section X of the Plan.

AA. “Participant” means an Employee, Consultant or Non-Employee Director to whom an Award is granted.

BB. “Performance Goals” means any goals, established by the Committee in its sole discretion, that must be met by the end of a designated period (which period may be a Restricted Period, Deferral Period or other designated period) and the attainment of which is substantially uncertain at the time such goals are established, including goals established under any long-term incentive plan. Without limiting the foregoing, Performance Goals (i) may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or a Subsidiary, Affiliate, segment, division, department, business unit or function within the Company or a Subsidiary or Affiliate; (ii) may be measured on an absolute or relative basis against a group of peer companies, a financial market index or other basis as reasonably determined by the Committee. To the extent that an Award is intended to be a Qualified Performance-Based Award, the vesting, earning and/or settlement of such Award shall be based on the achievement of certain levels of, increases in or margins with respect to, one or more of the following Performance Goals (which may be determined on a GAAP or non-GAAP basis by the Committee in accordance with Section 162(m) of the Code): return on capital, equity or assets (including return on gross net assets (ROGNA)); earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) or earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit (which is operating earnings minus a charge to capital); net income; operating income; safety and/or environmental record; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total stockholder return), operating profit; operating efficiency; costs; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; enterprise value; economic value added or other value added measurements; revenue; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; completion of acquisitions, business expansion or divestitures of the Company, a division or a Subsidiary; implementation of critical projects or related milestones; achievement of operational or efficiency milestones; customer or employee satisfaction; individual objectives; any financial or other measurement deemed appropriate by the Committee as it relates to the results of operations or other measurable progress of the Company and its Subsidiaries or Affiliates (or any business unit of the Company or any of its Subsidiaries or Affiliates); and any combination of any of the foregoing criteria.

CC. “Plan” means the H&E Equipment Services, Inc. 2016 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

DD. “Plan Limit” shall have the meaning given in Section V.A.

EE. “Qualified Performance-Based Award” means an award, other than an Option that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

FF. “Restricted Stock” means Company Stock awarded by the Committee under Section VII of the Plan.

GG. “Restriction Period” means the period during which Company Stock awarded under Section VII of the Plan or an RSU awarded under Section IX of the Plan is subject to forfeiture.

HH. “Retirement” means, (i) in the case of an Employee, the Employee’s retirement from the active employment of the Company, a Subsidiary or an Affiliate after the Employee has attained age 65 and has completed at least five years of service, as approved by the Board or (ii) in the case of a Non-Employee Director, the good-faith and complete termination Non-Employee Director’s service to the Company, its Subsidiaries and Affiliates, as approved by the Board, after the Non-Employee Director has attained age 65 and has completed at least five years of service.

II. “Restricted Stock Unit” or “RSU” means a right granted under Section IX of the Plan to receive, on the date of settlement, an amount equal to the Fair Market Value of one share of Company Stock. An Award of

RSUs may be settled in cash, shares of Company Stock or any combination of cash and shares of Company Stock, as determined by the Committee in its sole discretion.

JJ. “Securities Act” means the Securities Act of 1933, as amended.

KK. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

LL. “Ten Percent Stockholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

III. Eligibility

Any Employee, Consultant or Non-Employee Director is eligible to receive an Award.

IV. Administration and Implementation of Plan

A. The Plan shall be administered by the Committee, which shall at all times have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the 1934 Act, an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder and an “independent director” under the rules of any stock exchange on which Company Stock is then listed. Subject to the foregoing and except as otherwise provided under any applicable law or the rules of any stock exchange on which Company Stock is then listed, the Committee may delegate some or all of its authority with respect to the Plan and Awards to any executive officer of the Company or any other person or persons designated by the Committee. Any delegation pursuant to this Section IV.A shall be subject to any restrictions specified or adopted by the Committee at the time of such delegation and the Committee shall retain the full power and authority to rescind any delegation of authority.

B. Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to (i) select the Employees, Consultants and Non-Employee Directors to whom Awards will be granted, (ii) determine the type or types of Awards to be granted to any Participant, (iii) determine the number of shares of Company Stock to which an Award relates, (iv) determine the terms and conditions of Awards (including, without limitation, restrictions as to vesting, transferability, forfeiture), (v) determine the Performance Goals, if any, that will be applicable to an Award and to certify whether such Performance Goals have been achieved in the applicable period; (vi) determine whether, to what extent and under what circumstances an Award may be forfeited, cancelled, terminated or surrendered, (vii) correct any defect, supply any omission or reconcile any inconsistency in the Pan or any Award Agreement, (viii) adopt, amend and rescind such rules, regulations, forms or agreements and instruments relating to the Plan as it may deem necessary or advisable, (ix) construe and interpret the Plan and any Award Agreement and (x) make all other determinations as it may deem necessary and advisable for the administration or operation of the Plan. Before permitting the lapse of any Deferral Period or Restriction Period, the Committee shall certify that the Participant has satisfied any applicable Performance Goals.

C. In addition to the foregoing, the Committee shall have full and final authority to determine the effect, if any, of a Change in Control of the Company upon outstanding Awards. Upon a Change in Control, the Committee may, at its discretion, (i) fully vest any or all outstanding Awards, (ii) determine whether any applicable Performance Goals have been achieved and the applicable level of performance; (iii) cancel any outstanding Awards in exchange for a cash payment of an amount (including zero) equal to the difference between the then Fair Market Value of the stock underlying the Award and the option or base price of the Award,

(iv) after having given the Award Participant a chance to exercise any outstanding Options, terminate any or all of the Award Participant’s unexercised Options, or (v) if the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding Awards with comparable awards.

D. Any action of the Committee in administering or interpreting the Plan or any Award Agreement, or the terms and provisions thereof, shall be final, conclusive, and binding on all persons, including the Company, and its Subsidiaries and Affiliates and their respective stockholders, Participants and all persons claiming rights from or through Participants. No member of the Committee (or any person to whom the Committee has delegated authority to act under the Plan) shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee (or such person) with respect to the Plan or any Award, and all members of the Committee (and such persons) shall be fully indemnified, held harmless and protected by the Company in respect of any such action, determination or interpretation to the fullest extent permitted by law.

V. Shares of Stock Subject to the Plan

A. Subject to adjustment as provided in Section XI, the total number of shares of Company Stock available for Awards under the Plan shall be 2,100,000 (the “Plan Limit”); provided, however, that to the extent that awards granted under the Company’s 2006 Stock-Based Incentive Compensation Plan that are outstanding as of the Effective Date are forfeited or otherwise terminate for any reason whatsoever without an actual distribution or issuance of shares, then the Plan Limit shall be increased by a number of shares of Company Stock underlying the portion of such award that was so forfeited or terminated.

B. The maximum number of shares of Company Stock subject to Awards that may be granted to any Participant during any calendar year (the “Individual Limit”) shall not exceed 400,000 shares. The maximum number of shares of Company Stock subject to Awards that may be granted pursuant to Incentive Stock Options (the “ISO Limit”) shall not exceed 500,000 shares. The maximum number of shares of Company Stock subject to Awards that may be granted to any Non-Employee Director during any calendar year (the “Individual Director Limit”) shall not exceed 50,000. The Individual Limit, the ISO Limit and the Individual Director Limit may be adjusted to reflect the effect on Awards of any transaction or event described in Section XI.

C. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not (i) reduce the shares available for Awards under the Plan, or (ii) be counted against the Individual Limit or the Individual Director Limit. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan. Any shares tendered, with the Committee’s approval, by a Participant in payment of an exercise price for an Award or any shares withheld, with the Committee’s approval, to satisfy any withholding or other tax liability in connection with an Award, shall not be made available again for issuance under the Plan.

VI. Deferred Stock

An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Company Stock at the end of one or more Deferral Periods. Such an Award shall be subject to the following terms and conditions:

A. An Award of Deferred Stock shall be evidenced by an Award Agreement that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

B. Upon determination of the number of shares of Deferred Stock to be awarded to a Participant, the Committee shall direct that the same be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the end of the Deferral Period specified in the Award Agreement. Except as provided herein or in the applicable Award Agreement, prior to issuance and delivery of Company Stock pursuant to the applicable Award Agreement, the Participant shall have no rights as a stockholder with respect to any shares of Company Stock underlying such Award.

C. No dividends shall be paid with respect to Deferred Stock prior to the end of the Deferral Period. If so provided in the applicable Award Agreement, at the end of the Deferral Period the Participant will be credited with that number of additional whole shares of Company Stock that can be purchased (based on their Fair Market Value at the end of the Deferral Period) with the sum of the dividends that would have been paid with respect to an equal number of shares of Company Stock between the grant date of such Award and the end of the Deferral Period.

D. The Committee may condition the vesting of an Award of Deferred Stock or the expiration of the Deferral Period upon the Participant’s achievement of one or more Performance Goals specified in the applicable Award Agreement. If the Participant fails to achieve the specified Performance Goals, the Committee shall not issue or transfer to the Participant the Company Stock underlying the Award.

E. The Award Agreement shall specify the duration of the Deferral Period and the performance, employment, service or other conditions under which the Company Stock subject to the Award shall be issued or transferred to the Participant. The Deferral Period may consist of one or more installments. At the end of the Deferral Period or any installment thereof the shares of Company Stock applicable to such installment shall be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the applicable Award Agreement. The Committee may, in its sole discretion, amend an Award of Deferred Stock pursuant to Section IV.C and Section XI hereof.

VII. Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Company Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

A. An Award of Restricted Stock shall be evidenced by an Award Agreement that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

B. Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Company Stock underlying the Award be issued to the Participant or placed in an account (including an electronic account) with a transfer agent such that, in either case, the Participant shall be designated as the registered owner of such shares of Company Stock. Prior to the end of the Restriction Period, the certificates representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, deposited on behalf of the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

C. During the Restriction Period the Participant shall have the right to receive dividends from and to vote the shares of Restricted Stock; provided, however, that, unless otherwise set forth in an Award Agreement, dividends declared during the applicable Restriction Period shall be subject to, and shall not be paid to the Participant unless and until, all restrictions and forfeiture conditions applicable to the underlying shares of Restricted Stock have lapsed.

D. The Committee may condition the vesting of shares subject to an Award of Restricted Stock upon the Participant’s achievement of one or more Performance Goals specified in the applicable Award Agreement. If the Participant fails to achieve the specified Performance Goals, the Company Stock underlying the Award shall be forfeited to the Company.

E. The Award Agreement shall specify the duration of the Restriction Period and the performance, employment, service or other conditions under which the Company Stock subject to the Award may be forfeited to the Company. At the end of the Restriction Period the restrictions imposed by the applicable Award Agreement shall lapse with respect to the number of shares of Restricted Stock as specified in the Award Agreement, any legend shall be removed from any applicable stock certificate, and such number of shares shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative). The Committee may, in its sole discretion, amend an Award of Restricted Stock pursuant to Section IV.C or Section XI hereof.

VIII. Options

Options give a Participant the right to purchase a specified number of shares of Company Stock from the Company for a specified time period at a fixed price. Options may be either Incentive Stock Options or Non-Qualified Stock Options. The grant of Options shall be subject to the following terms and conditions:

A. Option Grants: Options shall be evidenced by Award Agreements that shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

B. Option Price: The price per share at which Company Stock may be purchased upon exercise of an Option shall not be less than the Fair Market Value of a share of Company Stock on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Stockholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.

C. Term of Options: An Award Agreement evidencing Options shall specify when an Option may be exercisable and the terms and any other conditions applicable thereto. The term of an Option shall in no event be greater than ten years or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years.

D. Incentive Stock Options: Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that such Award shall, to the extent possible, comply with the provisions of Section 422 of the Code and the regulations issued thereunder. Any portion of an Award evidencing an Incentive Stock Option that cannot comply with such provisions shall constitute a Non-Qualified Option. Incentive Stock Options may not be granted to Consultants or Non-Employee Directors or any Employee of an Affiliate. Notwithstanding any other provision of the Plan or any Award Agreement, (i) no Incentive Stock Option shall be transferable other than by will or the laws of descent and distribution and, during the lifetime of the Participant, shall be exercisable only by the Participant and (ii) upon the death of a Participant, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section VIII.

E. Payment of Option Price: The option price of the shares of Company Stock upon the exercise of an Option shall be paid within three days following the date of exercise, in whole or in part: (i) in cash or (ii) with the consent of the Committee, (a) in Company Stock; (b) in Restricted Stock, provided that the remaining restrictions imposed on such Restricted Stock shall apply to the number of shares of Company Stock received upon exercise of the Option equal to the number of shares of Restricted Stock exchanged therefor; (c) by instructing the Company to retain a number of shares of Company Stock issuable upon exercise of such Option whose aggregate Fair Market Value equals the aggregate applicable option price, provided that Participants who are subject to the reporting requirements of Section 16 of the 1934 Act shall not require the consent of the Committee to elect to pay an option price pursuant to this clause (c); or (d) with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Company Stock covered by the Option.

F. Termination by Death: If a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate terminates by reason of death, any Option granted to such Participant may thereafter be exercised (to the extent such Option was exercisable at the time of death) by a Participant’s designated beneficiary or, if none, by the Participant’s legal representative, during the 12 months immediately following the Participant’s date of death or until the expiration of the stated term of the Option, whichever period is shorter.

G. Termination by Reason of Disability: If a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate terminates by reason of Disability, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant’s transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 12 months or such shorter term as determined by the Committee from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter.

H. Termination by Reason of Retirement: If a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate terminates by reason of Retirement, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant’s transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 12 months or such shorter term as determined by the Committee from the date of such termination of employment or service or until the expiration of the stated term of the Option, whichever period is shorter.

I. Termination by the Company Without Cause: If a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate is terminated by the Company, a Subsidiary or an Affiliate without Cause, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant’s transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 60 days or such shorter term as determined by the Committee from the date of such termination of employment or service or until the expiration of the stated term of the Option, whichever period is shorter.

J. Termination for Cause or Other Reason: If a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate is terminated by the Company, a Subsidiary or an Affiliate for Cause, or otherwise terminates for any reason not specified in this Section VIII (including a voluntary termination), all unexercised Options awarded (whether or not vested) to the Participant shall terminate on the date of such termination.

IX. Restricted Stock Units (RSUs)

An Award of RSUs is an agreement by the Company to provide the recipient an amount corresponding to a specified number of shares of Company Stock on a specified settlement date, which payment is subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

A. An Award of RSUs shall be evidenced by an Award Agreement that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

B. Upon determination of the number of shares of Company Stock underlying an Award of RSUs, the Committee shall direct that the same be credited to the Participant’s account on the books of the Company but that settlement of the same shall be deferred until after the end of the Restriction Period specified in the Award Agreement.

C. The Committee may condition the vesting of RSUs upon the Participant’s achievement of one or more Performance Goals specified in the applicable Award Agreement. If the Participant fails to achieve the specified Performance Goals, the RSUs shall be forfeited with no compensation due to the Participant. Unless otherwise provided in an applicable Award Agreement, the vested portion of an Award of RSUs shall be settled within 60 days after the end of the applicable Restriction Period.

D. No dividends shall be paid with respect to RSUs prior to the end of the Restricted Period. If so provided in the applicable Award Agreement, at the end of the Restricted Period the Participant may be credited with an amount in cash equal to, or that number of additional whole shares of Company Stock that can be purchased (based on their Fair Market Value at the end of the Restricted Period) with, the sum of the dividends that would have been paid with respect to an equal number of shares of Company Stock between the grant date of such Award and the end of the Restricted Period.

E. An Award of RSUs shall not be treated as (or giving rise to) property or as a trust fund of any kind and any right that a Participant has with respect to an Award of RSUs shall be no greater than the right of any unsecured general creditor of the Company. RSUs do not constitute shares and a recipient of RSUs shall have no rights of a shareholder unless and until the Committee decides to settle, and does settle, RSUs using shares of Company Stock.

F. The Award Agreement shall specify the duration of the Restriction Period and the performance, employment, service or other conditions under which RSUs may be forfeited. At the end of the Restriction Period the restrictions imposed under the applicable Award Agreement shall lapse with respect to the specified number of RSUs. Unless otherwise specified in the applicable Award Agreement, at the end of the Restriction Period or any installment thereof, the Company may settle RSUs in cash, in shares of Company Stock or in any combination of cash and shares of Company Stock, in its sole discretion. The Committee may, in its sole discretion, amend an Award of RSUs pursuant to Section IV.C and Section XI hereof.

X. Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to a Participant any type of Award (in addition to those Awards provided in Sections VI, VII, VIII and IX above) that is payable in, or valued in whole or in part by reference to shares of Company Stock and that is deemed by the Committee to be consistent with the purposes of the Plan. An Other Stock-Based Award shall be evidenced by an Award Agreement that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. The applicable Award Agreement shall specify any vesting or payment schedule, conditions to vesting or payment of the Award, methods of settlement of the Award, or any other terms as the Committee may deem appropriate and consistent with the provisions of the Plan.

XI. Adjustments upon Changes in Capitalization

A. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, special dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Company Stock, or any distribution to stockholders other than an ordinary cash dividend, the Committee shall make appropriate adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the Individual Limit, the Individual Director Limit and/or the ISO Limit, (iii) any Performance Goals applicable to an Award, and/or (iv) the exercise price or grant price relating to any Award. In addition, the Committee shall make any other adjustments to outstanding Awards to prevent the enlargement or dilution of rights of Participants, provided that no such adjustment shall be made that would cause the Plan to violate Section 422 of the Code with respect to an Incentive Stock Option or that would adversely affect the status of any Award as Qualified Performance-Based Compensation. No fractional shares of Company Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section XI shall, where appropriate, be paid in cash to the Participant.

B. The Committee is authorized to make adjustments in the terms and conditions of any Award (including, without limitation, the Performance Goals applicable to an Award) in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section XI.A) affecting the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations or accounting principles.

Notwithstanding the foregoing, no such adjustment shall be made that would cause the Plan to violate Section 422 of the Code with respect to an Incentive Stock Option or that would adversely affect the status of any Award as Qualified Performance-Based Compensation.

XII. Effective Date, Termination and Amendment

The Plan shall become effective on the Effective Date; provided that any Award granted hereunder prior to the date on which the Company’s shareholders approve the Plan shall be conditional upon such approval. The Plan shall remain in full force and effect until the earlier of the tenth anniversary of the Effective Date and the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time without the consent of the Company’s stockholders or Participants, provided that no such amendment shall be made without stockholder approval (i) which shall (A) increase (except as provided in Section XI) the total number of shares of Company Stock available for issuance pursuant to the Plan or (B) result in the repricing, replacement or cash buyout or repurchase of any Option or (ii) if stockholder approval is required by any applicable law or regulation or the rules of any stock exchange on which Company Stock is then listed. Termination of the Plan pursuant to this Section XII shall not affect Awards outstanding at the time of such termination.

XIII. Transferability

The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Participant during his or her lifetime. Except as expressly provided in the applicable Award Agreement, no Award or other right or interest of a Participant under the Plan may be (i) pledged, encumbered, or hypothecated in favor of, or subject to any lien, obligation or liability of the Participant to any party other than the Company or a Subsidiary or Affiliate or (ii) assigned or transferred for any reason during the Participant’s lifetime, other than by the laws of descent and distribution, and any attempt to do so shall be void and the relevant Award shall be forfeited. In the case of any permitted transfer, the transferee of such Award shall, in all cases, be subject to the provisions of the applicable Award Agreement and the Plan. The Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (except Incentive Stock Options) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a natural person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant.

XIV. Securities Law Requirements

A. No Company Stock may be issued under the Plan if the Company shall at any time determine that such issuance would (i) violate any applicable federal or state securities laws, (ii) violate the listing requirements of an applicable securities exchange, (iii) adversely affect the registration or qualification of the Company’s Shares under any state or federal law or regulation, or (iv) require the consent or approval of any regulatory body or (v) require the satisfaction of withholding tax or other withholding liabilities. In any of the events referred to in clause (i) or clause (v) above, the issuance of Company Stock shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications, requirements or approval shall have been effected, satisfied or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended pursuant to this Section XIV.

B. The Committee may require, as a condition to the issuance of Company Stock under the Plan, representations, warranties and agreements to the effect that such Company Stock is being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such

Company Stock and that the Participant will not dispose of such Company Stock in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act and the rules and regulations thereunder.

XV. General Provisions

A. Nothing contained in the Plan or any Award Agreement, or any action thereunder, shall confer upon any Employee, Consultant or Non-Employee Director any right to continued employment by or service with the Company, a Subsidiary or an Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment or service of any Participant at any time. No Employee, Consultant or Non-Employee Director shall have any claim to be granted any Award, and there is no obligation that the terms of Awards be uniform or consistent between Participants.

B. For purposes of the Plan, transfer of employment or service between the Company and its Subsidiaries and Affiliates shall not be deemed termination of employment or service; provided, however, that individuals employed by, or otherwise providing services to, an entity that ceases to be a Subsidiary or an Affiliate shall be deemed to have incurred a termination of service or employment without Cause as of the date such entity ceases to be a Subsidiary, unless such individual becomes an employee of, or service provider to, the Company or another Subsidiary or Affiliate as of the date of such cessation.

C. Participants shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Company Stock pursuant to the Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes, provided that the Company or any Subsidiary or Affiliate is authorized to withhold from any payment or distribution relating to an Award, payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any aspect of such Award, and to take such other action as the Committee may deem advisable to enable the Participant and the Company, a Subsidiary or an Affiliate to satisfy obligation for the payment of withholding and other taxes. Without limiting the foregoing, in the case of the payment of Awards in the form of Company Stock, or the exercise of Options, the Company shall, at the election of the Participant and with the permission of the Committee, have the right to retain the number of shares of Company Stock whose Fair Market Value equals the amount legally required to be withheld in satisfaction of the applicable withholding taxes, and the Participant may, with the permission of the Committee satisfy such applicable withholding taxes with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Company Stock covered by such Awards. Withholding of taxes in the form of shares of Company Stock shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates. Notwithstanding the forgoing, Participants who are subject to the reporting requirements of Section 16 of the 1934 Act shall have the right to pay all or a portion of any withholding or other taxes due in connection with an Award by directing the Company, a Subsidiary or an Affiliate to withhold shares of Company Stock that would otherwise be received in connection with such Award, up to the minimum required withholding amount.

D. Without amending the Plan, Awards may be granted to Employees, Consultants or Non-Employee Directors who are foreign nationals or who are employed or provide services to the Company, a Subsidiary or an Affiliate outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the committee, be necessary or desirable to further the purpose of the Plan or to accommodate differences in local law, tax policy or custom.

E. Any Award, and any Company Stock granted or payment made with respect to an Award, shall be subject to mandatory repayment by the Participant to the Company pursuant to the terms of the “clawback” or recoupment policy of the Company or any Subsidiary or Affiliate.

F. The Committee may waive any conditions under, or amend, suspend or terminate any outstanding Award to the extent it deems appropriate; provided, however, (i) except as provided in Section XI, (a) no Award may be repriced, replaced, regranted through cancellation, or modified, directly or indirectly and (b) no Option for which the Option price exceeds the Fair Market Value of the underlying Common Stock shall be canceled, bought-out or acquired in exchange for cash or other property, in each case, without stockholder approval and (ii) without the Participant’s consent no such amendment, alteration, suspension or termination shall adversely affect the rights of the Participant under such Award, except insofar as such action is necessary to ensure that the Plan or any Award complies with applicable law or regulation (including, without limitation, to prevent any excise tax imposed by Section 409A of the Code or to ensure the deductibility of any Award under Section 162(m) of the Code) or the requirements of any stock exchange or quotation system on which Company Stock is then listed.

G. The Plan and all Awards are intended to comply with, or be exempt from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder, and all provisions of the Plan and any Award Agreement shall be applied and interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Section 409A of the Code. In the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code, and a payment or benefit provided for under the Plan would be subject to additional tax under Section 409A of the Code if such payment or benefit is paid within six (6) months after such Participant’s separation from service (within the meaning of Section 409A of the Code), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Section 409A of the Code shall instead be paid to the Participant in a lump-sum cash payment, without interest, on the earlier of (i) the first business day of the seventh month following such Participant’s separation from service or (ii) the tenth business day following such Participant’s death. Notwithstanding the foregoing, none of the Company, its Affiliates or their respective directors, officers, employees or advisors will be held liable for any taxes, interest or other amounts owed by any Participant as a result of the application of Section 409A of the Code.

H. Notwithstanding any provision herein to the contrary, upon the issuance of Company Stock in connection with the grant, vesting or exercise of any Award, the Committee may direct that a certificate or certificates representing such shares of Company Stock be issued to the Participant or placed in an account (including an electronic account) with a transfer agent and, in either case, designating the Participant as the registered owner. If required under the Plan, such certificates shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the applicable Restriction Period or Deferral Period and, if issued to the Participant, deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during such period.

I. To the extent that Federal laws (such as the Securities Act, the 1934 Act, or the Code) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws of any jurisdiction.

H&E Equipment Services, Inc.

ANNUAL MEETING OF STOCKHOLDERS

May 13, 2016

7:30 a.m. Central Daylight Time

Grand Hyatt DFW Hotel

The Africa Room

2337 South International Parkway

DFW Airport, Texas 75261

H&E Equipment Services, Inc. 7500 Pecue Lane Baton Rouge, LA 70809	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 13, 2016.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” the election of all of the nominees listed on the reverse side as directors and “FOR” Items 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint John M. Engquist and Leslie S. Magee, each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

VOTE BY INTERNET OR TELEPHONE

Voting by Internet or telephone is quick, easy and immediate. As an H&E Equipment Services, Inc. common stockholder of record, you have the option of voting your common shares electronically through the Internet or on the telephone, eliminating the need to return this proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m. Eastern Daylight Time, on May 12, 2016.

To Vote Your Proxy Over the Internet

Go to www.continentalstock.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy By Phone

1 (866) 894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY PHONE.

VOTE BY MAIL

To Vote Your Proxy by Mail

Mark, sign and date your proxy card and return it in the enclosed reply envelope.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE AND FOR ITEMS 2, 3 AND 4.					Please Mark your votes like this		☒

1. Election of directors: 01 Gary W Bagley 02 John M. Engquist 03 Paul N. Arnold 04 Bruce C. Bruckmann 05 Patrick L. Edsell 06 Thomas J. Galligan III 07 Lawrence C. Karlson 08 John T. Sawyer	FOR ☐	WITHHELD AUTHORITY ☐	2.	Ratification of appointment of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2016.	FOR ☐	AGAINST ☐	ABSTAIN ☐
			3.	Approval of the H&E Equipment Services, Inc. 2016 Stock-Based Incentive Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above)			4.	Advisory vote on Named Executive Officer compensation as disclosed in the Proxy Statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board recommends a vote FOR each director nominee and FOR Items 2, 3 and 4.
				Address Change? Mark Box to the Right and indicate		☐
				changes:

Signature:	Signature:	Date:
Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.